Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-233663

Dated December 16, 2019

ETF Underlying Supplement (To Prospectus Supplement dated December 16, 2019 and Prospectus dated December 16, 2019) Canadian Imperial Bank of Commerce Notes Linked to One or More Funds

Canadian Imperial Bank of Commerce (“CIBC”) from time to time may offer and sell certain senior unsecured debt obligations (the “notes”) linked to the performance of an underlying “Reference Asset,” which will be an exchange traded fund or a trust that issues depositary receipts representing an interest in equity securities held by such trust (each, a “Fund”).  A Fund may track the performance of an index (the “Underlying Index”) or basket of equity securities, or other instruments, primarily by holding securities or other instruments related to such Underlying Index or basket.  The Reference Asset may also consist of a “Basket” of two or more Funds (the “Basket Components”).  The notes may also be linked to the worst performing of two or more Funds. The applicable free writing prospectus or pricing supplement will specify the Reference Asset to which your notes are linked, as well as specific terms of the notes.

Notwithstanding anything to the contrary set forth in the accompanying prospectus supplement for senior global medium-term notes dated December 16, 2019 (the “prospectus supplement”) and the accompanying prospectus for senior debt securities dated December 16, 2019 (the “prospectus”), this underlying supplement describes additional terms of the notes, certain risks related to the notes and the Reference Asset, and some of the Funds to which the return on the notes may be linked.

You should read the applicable free writing prospectus or pricing supplement, this underlying supplement and the accompanying prospectus supplement and prospectus carefully before you invest in a particular issuance of the notes.  If the terms described in the applicable free writing prospectus or pricing supplement are different from or inconsistent with those described herein, the terms described in the applicable free writing prospectus or pricing supplement will govern the applicable notes.

The descriptions of Funds in this underlying supplement only apply to selected Funds to which the notes may be linked. We do not guarantee that we will offer notes linked to any of the Funds described herein. In addition, we may offer notes linked to one or more Funds that are not described herein. In such an event, we will describe such additional Funds in the applicable free writing prospectus or pricing supplement, or in another underlying supplement.

The notes are unsecured obligations of CIBC and are not savings accounts or insured deposits of a bank. The notes are not insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation, or any other government agency or instrumentality of the United States, Canada or any other jurisdiction.

Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page S-1 of this underlying supplement, page S-1 of the accompanying prospectus supplement and page 1 of the accompanying prospectus. You may lose some or all of the principal amount of your notes. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of CIBC.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if this document, the accompanying prospectus supplement or prospectus, or any free writing prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the notes will not be listed on a securities exchange or quotation system.

TABLE OF CONTENTS

RISK FACTORS	S-1

USE OF PROCEEDS AND HEDGING	S-12

REFERENCE SPONSORS AND FUND DESCRIPTIONS	S-13

The Invesco QQQ TrustSM, Series 1	S-14

The iShares® China Large-Cap ETF	S-16

The iShares® Latin America 40 ETF	S-18

The iShares® MSCI Brazil ETF	S-20

The iShares® MSCI EAFE ETF	S-22

The iShares® MSCI Emerging Markets ETF	S-25

The iShares® MSCI Mexico ETF	S-26

The iShares® Russell 2000 ETF	S-28

The iShares® Transportation Average ETF	S-31

The iShares® U.S. Real Estate ETF	S-33

The Select Sector SPDR® Funds	S-34

The SPDR® Dow Jones® Industrial Average ETF Trust	S-38

The SPDR® S&P 500® ETF Trust	S-40

The SPDR® S&P Midcap 400® ETF Trust.	S-42

The SPDR® S&P® Oil & Gas Exploration & Production ETF	S-43

The VanEck Vectors® Gold Miners ETF	S-46

The VanEck Vectors® Oil Services ETF	S-48

The WisdomTree® Japan Hedged Equity Fund	S-49

CERTAIN TERMS OF THE NOTES	S-52

THE BANK’S ESTIMATED VALUE OF THE NOTES	S-59

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES	S-60

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES	S-60

In making your investment decision, you should rely only on the information contained or incorporated by reference in the applicable free writing prospectus or pricing supplement, this underlying supplement, any related underlying supplement and the accompanying prospectus supplement and prospectus. The information in the applicable free writing prospectus or pricing supplement and any related underlying supplement, including this underlying supplement, may only be accurate as of the dates of each of such documents. Certain capitalized terms used and not defined in this underlying supplement have the meanings ascribed to them in the accompanying prospectus supplement and prospectus.

The notes described in the applicable free writing prospectus or pricing supplement and this underlying supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  The applicable free writing prospectus or pricing supplement, any related underlying supplement, including this underlying supplement, and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement, the “Bank,” “CIBC,” “we,” “us” and “our” refer to Canadian Imperial Bank of Commerce, unless the context requires otherwise.

None of CIBC, the agents, or any of our respective affiliates accepts any responsibility for the calculation, maintenance or publication of the Funds described herein, any Successor Funds (as defined herein) or any Underlying Index.

RISK FACTORS

Your investment in the notes will involve certain risks, many of which differ from those of a conventional debt security.  We urge you to read the section “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page 1 of the accompanying prospectus, in any related underlying supplement, and in the applicable free writing prospectus or pricing supplement in addition to the following risk factors relevant to your notes.  Investing in the notes is not equivalent to investing directly in any Fund or any of its underlying assets.  You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this underlying supplement, any related underlying supplement, the applicable free writing prospectus or pricing supplement, and the accompanying prospectus supplement and prospectus. You should not purchase the notes unless you understand and can bear these investment risks.

General Risks Related to the Notes

Your investment in the notes may result in a loss.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, you may lose your entire investment in the notes, and there can be no assurance of the receipt of any amount at maturity.

Your return on the notes may be less than the return on a conventional debt security of comparable maturity.

The return on your notes, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of the Bank with the same maturity date. Your investment in the notes may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

Your investment is subject to our credit risk.

The notes are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the notes will rank on par with all of our other unsecured and unsubordinated debt obligations, except such obligations as may be preferred by operation of law. Any payment to be made on the notes depends on our ability to pay all amounts as they come due. As a result, the actual and perceived creditworthiness of us may affect the market value of the notes and, in the event we were to default on our obligations, you may not receive the amounts owed to you under the terms of the notes. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. See “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus.

The notes are not insured by any third parties.

The notes will be solely our obligations. Neither the notes nor your investment in the notes are insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation, or any other government agency or instrumentality of the United States, Canada or any other jurisdiction.

The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes.

The initial issue price of the notes will exceed the Bank’s initial estimated value because costs associated with selling and structuring the notes, as well as hedging the notes, are included in the initial issue price of the notes.

The Bank’s initial estimated value does not represent future values of the notes and may differ from others’ estimates.

The Bank’s initial estimated value of the notes is only an estimate, which will be determined by reference to the Bank’s internal pricing models when the terms of the notes are set. This estimated value will be based on market conditions and other relevant factors existing at that time, the Bank’s internal funding rate on the pricing date and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are greater or less than the Bank’s initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the market value of the notes could change significantly based on, among other things, changes in market conditions, including the value of the Reference Asset, the Bank’s creditworthiness, interest rate movements and other relevant factors, which may impact the price at which the agent or any other party would be willing to buy the notes from you in any secondary market transactions. The Bank’s initial estimated value does not represent a minimum price at which the agent or any other party would be willing to buy the notes in any secondary market (if any exists) at any time.

The Bank’s initial estimated value of the notes will not be determined by reference to credit spreads for our conventional fixed-rate debt.

The internal funding rate to be used in the determination of the Bank’s initial estimated value of the notes generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate debt, we would expect the economic terms of the notes to be more favorable to you. Consequently, our use of an internal funding rate for market-linked notes would have an adverse effect on the economic terms of the notes, the initial estimated value of the notes on the pricing date, and any secondary market prices of the notes.

The payment on the notes will not reflect changes in the value of the Reference Asset at any time other than the relevant Valuation Date.

Changes in the value of the Reference Asset during the term of notes other than on the relevant Valuation Date (as defined below) will not be reflected in the calculation of the payment on the notes.  The payment on the notes will be based on the value of the Reference Asset on the relevant Valuation Date (subject to adjustments as described herein, including those described under “Certain Terms of the Notes—Valuation Dates” below). As a result, even if the value of the Reference Asset has increased at certain times during the term of the notes, the payment on the notes may be significantly less than it would otherwise have been had the payment been linked to the value of the Reference Asset other than on the relevant Valuation Date.

The notes will not be listed on any securities exchange or quotation system, and there may be no secondary market for the notes.

The notes are most suitable for purchasing and holding to maturity or an automatic call, if applicable. The notes will be new securities for which there is no trading market. The notes will not be listed on any organized securities exchange or any inter-dealer quotation system. We cannot assure you as to whether there will be a trading or secondary market for the notes or, if there were to be such a trading or secondary market, that it would be liquid.

Under ordinary market conditions, the agent or any of its affiliates may (but are not obligated to) make a secondary market for the notes and may cease doing so at any time. Because we do not expect other broker-dealers to participate in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which the agent or any of its affiliates is willing to transact. If none of the agent or any of its affiliates makes a market for the notes, there will not be a secondary market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any secondary market for the notes. If a secondary market for the notes is not developed or maintained, you may not be able to sell your notes easily or at prices that will provide you with a yield comparable to that of similar securities that have a liquid secondary market.

If the value of the Reference Asset changes, the market value of your notes may not change in the same manner.

Your notes may trade quite differently from the performance of the Reference Asset. Changes in the value of the Reference Asset may not result in a comparable change in the market value of your notes. See “—The market value of the notes will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount” below.

The market value of the notes will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount.

The notes are not designed to be short-term trading instruments. Unless otherwise specified in the applicable free writing prospectus or pricing supplement, you will have no right to have your notes redeemed at your option prior to maturity.  If you wish to liquidate your investment in notes prior to maturity, your only option would be to sell them.  At that time, there may be an illiquid market for your notes or no market at all.  Even if you were able to sell your notes, the price at which the notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of a Fund over the term of the notes, (ii) volatility of the price of a Fund and the market’s perception of future volatility of the price of a Fund, (iii) economic and other conditions generally, (iv) changes in interest rates generally, (v) dividend or other distribution yields on securities held by a Fund, (vi) any actual or anticipated changes in our credit ratings or credit spreads, and (vii) time remaining to maturity.

We will not hold any shares of a Fund for your benefit.

The indenture and the terms governing your notes do not contain any obligation on us or our affiliates to hedge, or any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the shares of a Fund that we or they may acquire. There can be no assurance that any hedging transaction we or our affiliates may undertake with respect to our exposure under the notes will be successful or will be maintained over the term of the notes. Neither we nor our affiliates will pledge or otherwise hold any assets for your benefit, including any shares of a Fund. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You must rely on your own evaluation of the merits of an investment linked to the Reference Asset.

We, the agents, and our respective affiliates, at the time of any offering of the notes or in the future, may engage in business with any Fund or any company that has securities held by a Fund, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors.  In connection with these activities, we, the agents, and our respective affiliates may receive information about those companies that we will not divulge to you or other third parties.

In addition, we, the agents, or our respective affiliates have published, and in the future may publish, research reports on any Fund, any Underlying Index or any of their respective underlying assets.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with your interest as a holder of the notes.  Any of these activities may adversely affect the market value of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the Reference Asset as in its judgment is appropriate to make an informed decision regarding an investment in the notes. The selection of a Fund as the Reference Asset does not reflect any investment recommendations from us.

Certain business, trading and hedging activities of us, the agents, and our respective affiliates may create conflicts with your interests and could potentially adversely affect the value of the notes.

We, the agents, and our respective affiliates may engage in trading and other business activities related to a Fund or any of its underlying assets that are not for your account or on your behalf. We, the agents, and our respective affiliates also may issue or underwrite other financial instruments with returns based upon a Fund. These activities may present a conflict of interest between your interest in the notes and the interests that we, the agents, and our respective affiliates may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Reference Asset or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

Moreover, we and our affiliates play a variety of roles in connection with the issuance of the notes, including hedging our obligations under the notes and making the assumptions and inputs used to determine the pricing of the notes and the initial estimated value of the notes when the terms of the notes are set. We expect to hedge our obligations under the notes through the agents, one of our or their affiliates, and/or another unaffiliated counterparty. Any of these hedging activities may adversely affect the value of the Reference Asset and therefore the market value of the notes and the amount you will receive, if any, on the notes. In connection with such activities, the economic interests of us, the agents, and our respective affiliates may be adverse to your interests as an investor in the notes. Any of these activities may adversely affect the value of the notes. In addition, because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging activity may result in a profit that is more or less than expected, or it may result in a loss. We, the agents, or one or more of our respective affiliates will retain any profits realized in hedging our obligations under the notes even if investors do not receive a favorable investment return under the terms of the notes or in any secondary market transaction. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents, and our respective affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you. We, the agents, and our respective affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes.

There are potential conflicts of interest between you and the calculation agent.

The calculation agent will determine, among other things, the amount of your payment on the notes. Unless otherwise specified in the applicable free writing prospectus or pricing supplement, we will serve as the calculation agent. We may change the calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent will determine whether a Market Disruption Event (as defined below) affecting a Fund has occurred, make a good faith estimate in its sole discretion of the Closing Price (as defined below) for a Fund if the relevant Valuation Date is postponed to the last possible day, and make certain anti-dilution adjustments with respect to a Fund if certain events occur. See “Certain Terms of the Notes—Valuation Dates” and “—Anti-Dilution Adjustments” below. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we are expected to be the calculation agent, potential conflicts of interest could arise. Neither we nor any of our affiliates will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of your notes.

The calculation agent can postpone the determination of the Closing Price of a Fund if a Market Disruption Event occurs.

If the calculation agent determines that a Market Disruption Event has occurred or is continuing on any scheduled Valuation Date with respect to a Fund, the applicable Valuation Date for that Fund will be postponed. See “Certain Terms of the Notes—Valuation Dates” below. If the scheduled Final Valuation Date (as defined below) is postponed because a Market Disruption Event occurs or is continuing on that day with respect to a Fund, the maturity date for the notes will also be postponed. No interest will accrue as a result of a delayed payment.

General Risks Related to Funds

As a holder of the notes, you will not have any ownership interest or rights in any Fund or any of its underlying assets.

The notes are our debt securities.  They are not equity instruments, shares of stock, or securities of any other issuer. Unless otherwise specified in the applicable free writing prospectus or pricing supplement, your notes will be paid in cash and you have no right to receive shares of any Fund or any of its underlying assets. As a holder of the notes, you will not have any ownership interest or rights in any Fund or any of its underlying assets, such as voting rights or rights to receive dividends or other distributions. As a result, the return on your notes may not reflect the return you would realize if you actually owned shares of a Fund or its underlying assets and received the dividends paid or other distributions made in connection with them, and the return on your notes may be less than a comparable investment directly in a Fund or its underlying assets.

A Reference Sponsor may adjust a Fund or an Underlying Index in a way that affects its value, and it has no obligation to consider your interests.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, we, the agents and our respective affiliates have no affiliation with any sponsor, publisher, or investment adviser of a Fund or an Underlying Index (each, a “Reference Sponsor”). Consequently, we have no control over the actions of any Reference Sponsor. A Reference Sponsor can change the investment policies of the applicable Fund or the policies concerning the calculation of the applicable Fund’s net asset value, or add, delete, or substitute the underlying assets held by the Fund or the components included in an Underlying Index, as the case may be, or make other methodological changes that could change the value of that Fund or Underlying Index. Additionally, a Reference Sponsor may alter, discontinue, or suspend calculation or dissemination of its Fund, the net asset value of its Fund, or the Underlying Index. Any of these actions could adversely affect the return on your notes. This could also result in the early redemption of your notes. A Reference Sponsor will have no obligation to consider your interests in calculating or revising any Fund or Underlying Index.

We, the agents and our respective affiliates are not affiliated with any of the Reference Sponsors.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, we, the agents and our respective affiliates are not affiliated with any of the Reference Sponsors.  We have not made any independent investigation as to the adequacy or completeness of the information about any Fund contained herein or in any free writing prospectus or pricing supplement. You should make your own investigation into the relevant Fund and the Reference Sponsors.  We are not responsible for any Fund’s public disclosure of information, whether contained in SEC filings or otherwise.  We do not make any representation that any publicly available document or any other publicly available information about any Fund is accurate or complete.  Furthermore, we do not know whether all events occurring before the date of the applicable free writing prospectus or pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above, have been publicly disclosed.  Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning a Fund could affect the value of the notes.

Risks associated with the applicable Underlying Index or underlying assets of a Fund will affect the price of that Fund and hence the value of the notes.

Exchange traded funds are funds which may hold a variety of underlying assets, including stocks, bonds, commodities or derivative instruments, and whose performance may be designed to track the performance of an Underlying Index. While the notes are linked to a Fund and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share price of that Fund and hence the value of the notes.

There will be limited anti-dilution adjustments.

For certain events affecting shares of a Fund, such as stock splits or extraordinary dividends, the calculation agent will make such calculations and adjustments to the terms of the notes as may be necessary in order to account for the economic effect of such event, including making adjustments to the price of that Fund. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of a Fund. If an event occurs that does not require the calculation agent to make any adjustment, the market price of the notes and the value of the notes may be materially and adversely affected.

In some circumstances, the payment you receive on the notes may be based on the shares of another Fund or other property and not the original Fund.

Following certain events relating to a Fund where such Fund is not the surviving entity, the amount due on the notes may be based on the performance of the shares of a Successor Fund or other property. The occurrence of these events and the consequent adjustments may materially and adversely affect the value of the notes. For more information, see “Certain Terms of the Notes — Anti-Dilution Adjustments” below.

The historical performance of a Fund should not be taken as an indication of its future performance.

The price of a Fund will determine the amount to be paid on the notes. The historical performance of a Fund does not necessarily give an indication of its future performance. As a result, it is impossible to predict whether the price of a Fund will rise or fall during the term of the notes. The price of a Fund will be influenced by complex and interrelated political, economic, financial and other factors.

The performance of a Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of the Fund, especially during periods of market volatility.

If a Fund is designed to track the performance of an Underlying Index, the performance of the Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of a Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets included in the Underlying Index and/or holding assets that are not included in the Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and the Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from its net asset value per share; shares of the Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected.

This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund.

For the foregoing reasons, the performance of a Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the notes, to the extent dependent on the performance of the Fund, may not be the same as an investment directly in the securities, commodities, or other assets included in the Underlying Index or the same as a debt security with a return linked to the performance of the Underlying Index.

Funds are subject to management risk.

Funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, Funds, utilizing a “passive” or indexing investment approach, attempt to approximate the investment performance of their respective underlying indices by investing in a portfolio of securities that generally replicate the respective Underlying Index. Therefore, unless a specific security is removed from the respective Underlying Index, a Fund generally would not sell a security because the security’s issuer was in financial trouble. In addition, a Fund is subject to the risk that the investment strategy of the Fund’s investment advisor may not produce the intended results.

Funds are subject to liquidity risk.

Although shares of a Fund will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.

Additional Risks Relating to Certain Notes With More Than One Fund Comprising the Reference Asset

The Funds comprising the Reference Asset may not move in tandem, and an increase in the price of one Basket Component may be offset by lower performance of one or more of the other Basket Components.

Changes in the prices of one or more of the Basket Components may not correlate with changes in the prices of one or more of the other Basket Components.  The prices of one or more Basket Components may increase, while the prices of one or more of the other Basket Components may decrease or not increase as much.  Therefore, in calculating the value of the Basket at any time, increases in the price of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the prices of one or more of the other Basket Components.  If the weightings of the applicable Basket Components are not equal, adverse changes in the prices of the Basket Components which are more heavily weighted could have a greater impact upon your notes.

Risks Relating to Commodity-Based Funds

The prices of commodities held by a Fund may change unpredictably, affecting the value of your notes in unforeseeable ways.

Trading in commodities and futures contracts is speculative and can be extremely volatile. Their market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; trends in agriculture; trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease, pestilence and technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in price of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters. These factors may affect the value of a Fund in varying ways, and different factors may cause the levels and volatilities of commodity prices to move in inconsistent directions at inconsistent rates. Additionally, certain Funds may be concentrated in only a few, or even a single industry (e.g., energy). These Funds are likely to be more volatile than those that hold a broad base of commodities.

If the liquidity of the components of any Fund is limited, the value of the notes may be adversely affected.

Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on a Valuation Date would likely have an adverse effect on the value of any such Fund and, therefore, on the return, if any, on your notes. Limited liquidity relating to the components of a Fund may also result in the Reference Sponsor being unable to determine the value of its Fund using its normal means. The resulting discretion by the Reference Sponsor of a Fund in determining the value could adversely affect the value of the notes.

Suspension or disruptions of market trading in the applicable commodities and related futures contracts may adversely affect the value of your notes.

The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single Trading Day (as defined below). These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Any such disruption, or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) could have an adverse effect on the value of or trading in shares of the applicable Fund and, therefore, the value of the notes.

Legal and regulatory changes could adversely affect the return on and value of your notes.

The value of the commodities held by a Fund could be adversely affected by new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities and futures contracts) by one or more governments, courts, or other official bodies.

In the U.S., the regulation of commodity transactions is subject to ongoing modification by governmental action. For example, the U.S. Commodity Futures Trading Commission (“CFTC”) has interpreted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which was enacted in July 2010, to require the CFTC to impose limits on the size of positions that can be held by market participants in futures contracts and OTC derivatives on certain physical commodities. The CFTC’s rules providing for such position limits have been, and may in the future be, subject to litigation challenging their validity, the potential final outcome of which cannot be known at this time. While the ultimate scope and effect of any final and implemented position limit rules are not yet known, these limits will likely restrict the ability of many market participants to trade in the commodities markets to the same extent as they have in the past, including affecting their ability to enter into or maintain hedge positions in the applicable commodity or futures contracts. These rules and various other legislative and regulatory requirements may, among other things, reduce liquidity, increase market volatility, and increase costs in these markets. These consequences could adversely affect the applicable Fund and the value of your notes.

In addition, other governmental or regulatory bodies (such as the European Commission) have proposed or may propose in the future legislation or regulations containing restrictions similar to those contemplated by Dodd-Frank, or other legislation or regulations containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. If such legislation or regulations are adopted or other legislation or regulations are adopted in the future, they could have an adverse effect on the value of the applicable Fund and your notes.

The notes will not be regulated by the CFTC.

Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool. Further, we will not be registered with the CFTC as a CPO, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The notes will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A Fund may include commodities or futures contracts traded on foreign exchanges that are less regulated than U.S. markets and may involve different and greater risks than trading on U.S. exchanges.

A Fund may own commodities or futures contracts that trade on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the relevant commodities or contracts. These factors could reduce the price of the applicable Fund and the value of your notes.

If the Reference Asset Is or Includes the iShares® China Large-Cap ETF, the iShares® Latin America 40 ETF, the iShares® MSCI Brazil ETF, the iShares® MSCI EAFE ETF, the iShares® MSCI Emerging Markets ETF, the iShares® MSCI Mexico Capped ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF, the VanEck Vectors® Oil Services ETF or the WisdomTree® Japan Hedged Equity Fund, or Otherwise Includes a Fund That Holds Foreign Securities:

The notes will be subject to risks associated with non-U.S. companies.

An investment in securities linked to the price of a Fund that holds the common stocks of non-U.S. companies involves risks associated with the home countries of such non-U.S. companies. The prices of such non-U.S. companies’ common stocks may be affected by political, economic, financial and social factors in the home country of each such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could adversely affect the value of the notes.

The foreign securities held by a Fund may have less liquidity and could be more volatile than the securities traded in U.S. or other longer-established securities markets.  Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may adversely affect trading levels or prices and volumes in those markets.  The other special risks associated with foreign securities may include, but are not limited to:  less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties.

These factors may adversely affect the performance of the Fund and, as a result, the value of the notes.

Time differences between the domestic and foreign markets and New York City may create discrepancies between the prices of the securities held by a Fund and the value of the notes.

Time differences between the domestic and foreign markets may result in discrepancies between the prices of the securities held by a Fund and the value of the notes. To the extent that U.S. markets are closed while markets for the securities held by a Fund remain open, significant price or rate movements of these securities may take place that will not be reflected immediately in the value of the notes. In addition, there may be periods when the relevant foreign markets are closed for trading, causing the price of the Fund to remain unchanged for multiple Trading Days in New York City.

The notes will be subject to currency exchange risk.

The prices of the securities held by the relevant Fund will be converted into U.S. dollars for purposes of calculating the net asset value of such Fund.  As a result, your notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities held by such Fund trade.  Your net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities held by such Fund denominated in each such currency.  If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the price of such Fund will be adversely affected and, depending on the terms of your notes, the return on the notes, if any, may be reduced.

Of particular importance to potential currency exchange risk are:

–             the volatility of the exchange rate between the U.S. dollar and relevant currencies in which the stocks or other securities held by the relevant Fund are denominated;

–               existing and expected rates of inflation;

–               existing and expected interest rate levels;

–               the balance of payments in the relative countries and between each country and its major trading partners; and

–               the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

If the Reference Asset Is or Includes the iShares® China Large-Cap ETF, iShares® Latin America 40 ETF, the iShares® MSCI Brazil ETF, the iShares® MSCI Emerging Markets ETF or the iShares® MSCI Mexico Capped ETF, or Otherwise Includes a Fund That Holds Foreign Securities Related to Emerging Markets:

There are risks associated with emerging markets.

An investment in the notes will involve risks that are associated with investments that are linked to the equity securities of issuers from emerging markets. Many of the issuers included in the relevant Underlying Index are based in nations that are undergoing rapid institutional change, including the restructuring of economic, political, financial and legal systems.  The regulatory and tax environments in these nations may be subject to change without review or appeal and many emerging markets suffer from underdevelopment of their capital markets and their tax systems.  In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses.  It may be more difficult for an investor in these markets to monitor investments in these companies, because these companies may be subject to fewer disclosure requirements than companies in developed markets, and economic and financial data about some of these countries may be unreliable.

If the Reference Asset Is or Includes the iShares® China Large-Cap ETF, or Otherwise Includes a Fund That Changes to a New Underlying Index or the Underlying Index of Which Has Had Material Changes:

If a Fund’s Underlying Index has transitioned to a new Underlying Index or had material changes, it will limit the utility of available information about the performance of that Fund.

If a Fund’s Underlying Index has transitioned to a new Underlying Index or had material changes, the historical performance of that Fund may be of limited use in evaluating the Fund’s past performance, as there is limited historical information available to reflect the Fund’s tracking of the new Underlying Index.  The Fund’s new Underlying Index could provide different investment returns (either lower or higher) or different levels of volatility than those of the former Underlying Index over any period of time.

If the Reference Asset Is or Includes a Fund That Holds Securities in the Same Industry:

There are risks associated with an investment in a concentrated industry.

The securities held by the relevant Fund are issued by companies that are in the same industry.  Therefore, an investment in the notes may carry risks similar to a concentrated securities investment in a single industry.  Consequently, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting this industry than an investment linked to a more broadly diversified group of issuers.

If the Reference Asset Is or Includes the VanEck Vectors® Gold Miners ETF or Otherwise Includes a Fund That Holds Securities Related to the Gold Mining Industry:

There are risks associated with the gold mining industry.

Because the Fund primarily invests in stocks and American depositary receipts (“ADRs”) of companies that are involved in the gold mining industry, it is subject to certain risks associated with such companies.  Competitive pressures may have a significant effect on the financial condition of such companies in the gold mining industry.  Also, gold mining companies are highly dependent on the price of gold bullion.  These prices may fluctuate substantially over short periods of time so the price of the Fund may be more volatile than other types of investments.  Factors affecting gold prices include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market. These factors could adversely affect the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

If the Reference Asset Is or Includes the iShares® Russell 2000 ETF, iShares® U.S. Real Estate ETF, the SPDR® S&P Midcap 400® ETF Trust, the VanEck Vectors® Gold Miners ETF or the WisdomTree® Japan Hedged Equity Fund or Otherwise Includes a Fund That Holds Securities of Small and Mid-Capitalization Companies:

The notes will be subject to small-capitalization or mid-capitalization companies risk.

The Fund may invest in companies that may be considered small-capitalization or mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the respective Fund’s share price may be more volatile than an investment in stocks issued by large-capitalization companies.  Stock prices of small-capitalization or mid-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization or mid-capitalization companies may be thinly traded, making it difficult for the relevant Fund to buy and sell them.  In addition, small-capitalization or mid-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Small-capitalization or mid-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. These factors could adversely affect the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

If the Reference Asset Is or Includes the iShares® U.S. Real Estate ETF, or Otherwise Includes a Fund That Holds Securities Related to the Real Estate Industry:

Risks associated with real estate investment.

The real estate industry is cyclical and has from time to time experienced significant difficulties.  Real estate is highly sensitive to general and local economic conditions and developments and is characterized by intense competition and periodic overbuilding.  Many real estate companies, including real estate investment trusts (“REITs”), utilize leverage (and some may be highly leveraged), which increases investment risk and the risk normally associated with debt financing, and could potentially magnify the Fund’s losses.  The U.S. residential and commercial real estate markets may, in the future, experience and have, in the past, experienced a decline in value, with certain regions experiencing significant losses in property values.  Rising interest rates could result in higher costs of capital for real estate companies, which could negatively affect a real estate company’s ability to meet its payment obligations or its financing activity, and could decrease the market prices for REITs and for properties held by these REITs.  Specific risks especially relevant to investment in the real estate sector include concentration risk, equity risk of REITs, interest rate risk, leverage risk, liquidity risk, operational risk, property risk, regulatory risk, repayment risk and U.S. tax risk.  In addition, the real estate industry and REITs are significantly affected by a number of factors in general and local economic conditions as well as real estate markets.  These factors could affect the real estate sector and could affect the value of the equity securities held by the Fund and the price of that Fund during the term of the notes, which may adversely affect the value of your notes.

If the Reference Asset Is or Includes the Financial Select Sector SPDR® Fund or Otherwise Includes a Fund That Holds Securities Related to the Financial Industry:

Risks associated with the financial sector.

The Fund invests in financial services companies, which are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when these companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. These factors could affect the financial sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

If the Reference Asset Is or Includes the iShares® Transportation Average ETF or Otherwise Includes a Fund That Holds Securities Related to the Transportation Industry:

Risks associated with the transportation sector.

The Fund invests in companies in the transportation sector, which can be significantly affected by economic changes, fuel prices, labor relations, and insurance costs.  Transportation companies may also be subject to significant government regulation and oversight, which may adversely affect their businesses. These factors could affect the transportation sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

If the Reference Asset Is or Includes the Energy Select Sector SPDR® Fund or Otherwise Includes a Fund That Holds Securities Related to the Energy Industry:

Risks associated with the energy sector.

The Fund invests in companies that develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services.  Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products and services in general.  The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies.  The stock prices of oil service companies could be subject to wide fluctuations in response to a variety of factors, including the ability of the OPEC to set and maintain production levels and pricing, the level of production in non-OPEC countries, the demand for oil and gas, which is negatively impacted by economic downturns, the policies of various governments regarding exploration and development of oil and gas reserves, advances in exploration and development technology and the political environment of oil-producing regions.  Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies.  Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the price of the Fund. All these factors may adversely affect the value of your notes.

If the Reference Asset Is or Includes the Health Care Select Sector SPDR® Fund or Otherwise Includes a Fund That Holds Securities Related to the Health Care Industry:

Risks associated with the health care sector.

The Fund invests in companies in the health care sector, which are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure and an increased emphasis on outpatient services.  Companies in the health care sector are heavily dependent on patent protection and the process of obtaining patent approval can be long and costly.  The expiration of patents may adversely affect the profitability of the companies.  Health care companies are also subject to extensive litigation based on product liability and similar claims.  Companies in the health care industry are affected by rising costs of medical products, devices and services and the increased emphasis on the delivery of health care through outpatient services.  Health care companies are also subject to competitive forces that may make it difficult to raise prices and, in fact, may result in price discounting.  Additionally, the profitability of some health care companies may be dependent on a relatively limited number of products.  In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments.  Many new products in the health care sector may be subject to regulatory approvals and the process of obtaining such approvals may be long and costly.  These factors could affect the health care sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

If the Reference Asset Is or Includes the SPDR® S&P® Oil & Gas Exploration & Production ETF, or Otherwise Includes a Fund That Holds Securities Related to the Oil and Gas Exploration and Production Industry:

An investment in the notes is subject to risks associated with the oil and gas exploration and production industry.

All or substantially all of the stocks held by the Fund are issued by companies in the oil and gas exploration and production industry. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Companies in the oil and gas sector develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the Fund’s performance. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the oil and gas exploration and production industry and could affect the value of the stocks held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

If the Reference Asset Is or Includes the VanEck Vectors® Oil Services ETF, or Otherwise Includes a Fund That Holds Securities Related to the Oil Services Industry:

An investment in the notes is subject to risks associated with the oil services industry.

All or substantially all of the equity securities held by the Fund are issued by companies whose primary line of business is directly associated with the oil services sector.  As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to notes of a more broadly diversified group of issuers. The profitability of companies in the oil services sector is related to worldwide energy prices, including all sources of energy, and exploration and production costs.  The price of energy, the earnings of companies in the oil services sector, and the value of these companies’ securities have recently experienced significant volatility.  Additionally, the price of oil has also recently experienced significant volatility and has declined significantly, which may materially impact companies operating in the oil services sector.  These companies are also subject to risks of changes in exchange rates and the price of oil and gas, changes in prices for competitive energy services, changes in the global supply of and demand for oil and gas, the imposition of import controls, world events, actions of the Organization of Petroleum Exporting Countries, negative perception and publicity, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts, technological developments and labor relations, as well as market, economic, social and political risks of the countries where oil services companies are located or do business.  The values of securities of oil services companies are subject to swift price and supply fluctuations caused by events relating to international politics, including political instability, expropriation, social unrest and acts of war, energy conservation, the success of exploration projects and tax and other governmental regulatory policies.  Oil services companies operate in a highly competitive and cyclical industry, with intense price competition.

The oil services sector is exposed to significant and numerous operating hazards.  Oil services companies’ operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control, oil spills, pipeline and equipment leaks and ruptures and discharges or releases of toxic or hazardous gases.  Oil and gas exploration and production can be significantly affected by natural disasters and adverse weather conditions in the regions in which they operate.  The revenues of oil services companies may be negatively affected by contract termination and renegotiation.  In the oil services sector, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of equipment breakdowns.  In periods of depressed market conditions, the customers of oil services companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations.

Oil services companies are subject to, and may be adversely affected by, extensive federal, state, local and foreign laws, rules and regulations.  Oil exploration and production companies may also be adversely affected by environmental damage claims and other types of litigation.  Laws and regulations protecting the environment may expose oil services companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed.  Changes to environmental protection laws, including the implementation of policies with less stringent environmental protection standards and those geared away from sustainable energy development, could lead to fluctuations in supply, demand and prices of oil and gas.  The international operations of oil services companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in interest rates, changes in foreign regulations and other risks inherent to international business.  Additionally, changes to U.S. trading policies could cause friction with certain oil producing countries and between the governments of the United States and other major exporters of oil to the United States.  Some of the companies in the oil services sector are engaged in other lines of business unrelated to oil services, and they may experience problems with these lines of business which could adversely affect their operating results.  The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business.  In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses.  Despite a company’s possible success in traditional oil services activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

These factors could affect the oil services sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the return on your notes.

Other Risk Factors Relating to a Fund

The applicable free writing prospectus or pricing supplement may set forth additional risk factors as to a specific Fund that you should review prior to purchasing the notes.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the notes will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of the Bank associated with its obligation to make any payments on the notes.

We may hedge our obligations under the notes by, among other things, purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of the Reference Asset, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. Our cost of hedging will include the projected profit that our counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss. It is possible that we could receive substantial returns from these hedging activities while the value of the notes decreases.

We expect to hedge our obligations under the notes through one of our affiliates and/or another unaffiliated counterparty.

We have no obligation to engage in any manner of hedging activity and we will do so solely at our discretion and for our own account. No holder of the notes will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparty may take in connection with our hedging activity. The hedging activity discussed above may adversely affect the value of the notes from time to time. See “Risk Factors—The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes” and “—Certain business, trading and hedging activities of us, the agents, and our respective affiliates may create conflicts with your interests and could potentially adversely affect the value of the notes” above.

REFERENCE SPONSORS AND FUND DESCRIPTIONS

The notes have not been passed on as to their legality or suitability by any Reference Sponsor.  The notes are not issued by and are not financial or legal obligations of any Reference Sponsor.  No Reference Sponsor makes any warranties or bears any liability with respect to the notes.  This underlying supplement relates only to the notes offered by the applicable free writing prospectus or pricing supplement and does not relate to any Fund or Reference Sponsor.

Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as the Reference Sponsors, are required to file periodically certain financial and other information specified by the SEC.  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC.  The address of the SEC’s website is http://www.sec.gov.  Information provided to or filed with the SEC pursuant to the Exchange Act by a Reference Sponsor can be located by reference to the SEC file number provided in the applicable free writing prospectus or pricing supplement or herein.  In addition, information regarding such a Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We have not made any independent investigation as to the accuracy or completeness of such information.

We have not made any independent investigation as to the accuracy or completeness of any materials referred to above, including any filings made by a Reference Sponsor with the SEC.  In connection with any issuance of notes under the applicable free writing prospectus or pricing supplement, we have not participated in the preparation of the above-described documents or made any due diligence inquiry with respect to any Reference Sponsor or Fund. We make no representation that such publicly available documents or any other publicly available information regarding a Reference Sponsor or a Fund is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof or prior to the date of the applicable free writing prospectus or pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the price of such Fund (and therefore the value of the Reference Asset at the time we price the notes) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning a Fund could affect the return on the notes.

The selection of any Fund is not a recommendation to buy or sell such Fund. We do not make any representation to any purchaser of the notes as to the performance of any Fund.

Any prospective purchaser of the notes should undertake an independent investigation of any Fund or Reference Sponsor as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The disclosure relating to a Fund contained in this document relates only to the offering of notes linked to a Reference Asset containing that Fund. We have derived all information contained in this document regarding a Fund or an Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  That information reflects the policies of and is subject to change by, the applicable Reference Sponsor or sponsor of an Underlying Index. No Reference Sponsor is under any obligation to continue to publish, and may discontinue or suspend the publication of the relevant Fund or Underlying Index at any time. This underlying supplement is not an offer to sell and it is not an offer to buy interests in any Fund or any of the stocks or other securities held by any Fund.  Neither CIBC nor any of its affiliates has made any independent investigation as to the adequacy or accuracy of information about any Fund or Underlying Index contained in this underlying supplement.  Information from outside sources is not incorporated by reference in, and should not be considered a part of, this document.

If the notes are linked to a Fund not described in this underlying supplement, the applicable free writing prospectus or pricing supplement or a separate underlying supplement will provide information relating to that Fund.

The Invesco QQQ TrustSM, Series 1

Description of the Invesco QQQ TrustSM, Series 1

The Invesco QQQ TrustSM, Series 1 (the “QQQ”) is an unit investment trust created pursuant to a trust indenture and agreement dated as of March 4, 1999, as amended to date, and is governed by a standard terms and conditions of trust between The Bank of New York Mellon, as trustee, and Nasdaq Global Funds, the predecessor sponsor to Invesco PowerShares Capital Management LLC, dated and executed as of March 1, 1999, as amended to date.  The QQQ was created to provide investors with the opportunity to purchase units of beneficial interest in the QQQ representing proportionate undivided interests in the portfolio of securities held by the QQQ, which consists of substantially all of the securities, in substantially the same weighting, as the component securities of the Nasdaq-100 Index® (the “NDX”).

Information filed by the QQQ with the SEC pursuant to the Exchange Act can be located by reference to the SEC file numbers 333-61001 and 811-08947, respectively on the SEC’s website at http://www.sec.gov.

The QQQ issues securities called Invesco QQQ Index Tracking Stock (the “Invesco QQQ Shares”), which are listed for trading on the Nasdaq Global Market tier of Nasdaq under the symbol “QQQ.”

Investment Objective and Strategy

The QQQ is a registered investment company which both (a) continuously issues and redeems “in kind” its shares, known as Invesco QQQ Shares only in large lot sizes called creation units at their once daily net asset value and (b) lists the shares individually for trading on Nasdaq at prices established throughout the trading day, like any other listed equity security trading in the secondary market on Nasdaq.  The Invesco QQQ Shares held by the QQQ consist of a portfolio of equity securities or, in the case of securities not yet delivered in connection with purchases made by the trust or portfolio deposits, confirmations of contracts to purchase such securities (collectively, the “Portfolio”).  The investment objective of the QQQ is to provide investment results that generally correspond to the price and yield performance of the NDX by holding all the stocks comprising the NDX. The returns of the QQQ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The QQQ, which holds the portfolio and cash, is not actively managed by traditional methods, which typically involve effecting changes in the portfolio on the basis of judgments made relating to economic, financial and market considerations.  To maintain the correspondence between the composition and weights of the securities in the QQQ and the stocks in the NDX, the trustee adjusts the securities from time to time to conform to periodic changes in the identity and/or relative weights of the securities.  The composition and weighting of the securities portion of a portfolio deposit are also adjusted to conform to changes in the NDX.

The sponsor of the QQQ makes available on each business day a list of the names and the required number of shares for each of the securities in the current portfolio deposit. The sponsor may choose within its discretion to make available, frequently throughout each business day, a number representing, on a per Invesco QQQ Share basis, the sum of the income net of expense amount effective through and including the previous business day plus the current value of the securities portion of a portfolio deposit as in effect on such day (which value will occasionally include a cash-in-lieu amount to compensate for the omission of a particular index security from such portfolio deposit).  The Nasdaq Stock Market calculates the NDX intra-day every 15 seconds on every business day in which the Nasdaq Stock Market is open for trading.  If the sponsor elects to make such information available, it would be calculated based upon the best information available to the sponsor and may be calculated by other persons designated to do so by the sponsor.  If the sponsor fails to make such information available, the inability of the sponsor or its designee to provide such information for any period of time will not in itself result in a halt in the trading of Invesco QQQ Shares on Nasdaq.  If such information is made available, investors interested in creating Invesco QQQ Shares or purchasing Invesco QQQ Shares in the secondary market should not rely solely on such information in making investment decisions but should also consider other market information and relevant economic and other factors.

The returns of the QQQ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Description of the Nasdaq-100 Index®

The NDX is calculated and maintained by Nasdaq, Inc. (“Nasdaq”). The NDX includes 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies.

Launched in January 1985, the NDX represents the largest non-financial domestic and international securities listed on The Nasdaq Stock Market based on market capitalization. The NDX is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, Nasdaq reviews the composition of the NDX on a quarterly basis and adjusts the weightings of NDX components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.

Eligibility Criteria

To be eligible for initial inclusion in the NDX, a security must meet the following criteria:

•                the issuer of the security’s primary U.S. listing must be exclusively listed on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•                a security must be issued by a non-financial company;

•                a security may not be issued by an issuer currently in bankruptcy proceedings;

•                a security must have average daily trading volume of at least 200,000 shares;

•                if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

•                the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible;

•                the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•                the security must have “seasoned” on Nasdaq, NYSE or NYSE Amex. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Security types generally eligible for the NDX include common stocks, ordinary shares, ADRs, and tracking stocks. Security or company types not included in the NDX are closed-end funds, convertible debentures, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interest, warrants, units and other derivative securities. The NDX does not contain securities of investment companies.

There is no minimum market capitalization requirement. Inclusion will be determined based on the top 100 largest issuers based on market capitalization meeting all other eligibility requirements. Market capitalization is determined by multiplying a security’s last sale price by its total shares outstanding.

To be eligible for continued inclusion in the NDX, a security must continue to meet similar criteria as outlined above.

Index Evaluation

Except under extraordinary circumstances that may result in an interim evaluation, NDX composition is reviewed on an annual basis as follows. Issuer securities which meet the applicable eligibility criteria are ranked by market value. NDX-eligible securities which are already in the NDX and whose issuer is ranked in the top 100 eligible companies (based on market capitalization) are retained in the NDX. An index issuer that is ranked 101 to 125 is also retained, provided that such issuer was ranked in the top 100 eligible issuers as of the previous ranking review or was added to the NDX subsequent to the previous ranking review. NDX issuers not meeting such criteria are replaced. The replacement securities chosen are those NDX-eligible securities not currently in the NDX whose issuers have the largest market capitalization. The data used in the ranking includes end of October market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the ranking review, an issuer no longer meets the continued eligibility criteria, or is otherwise determined to have become ineligible for continued inclusion in the NDX, it is replaced with the largest market capitalization issuer not currently in the NDX and meeting the initial eligibility criteria listed above.

Nasdaq may, from time to time, exercise reasonable discretion as it deems appropriate in order to ensure NDX integrity including but not limited to quantitative inclusion criteria. Nasdaq may also, due to special circumstances, if deemed essential, apply discretionary adjustments to ensure and maintain the quality of the index construction and calculation.

Index Calculation

The NDX is a modified market capitalization-weighted index. The value of the NDX equals the aggregate value of the NDX share weights, also known as the Index Shares, of each of the index securities multiplied by each such security’s last sale price, and divided by the divisor of the NDX. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for reporting purposes. If trading in an index security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a security is halted on its primary listing market before the market is open.

The iShares® China Large-Cap ETF

Description of the iShares® China Large-Cap ETF

The iShares® China Large-Cap ETF (the “FXI”) is an investment portfolio maintained and managed by iShares Inc. (“iShares”) and advised by BlackRock Fund Advisors (“BFA”). The shares of the FXI are listed and trade on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “FXI.”

iShares is a registered investment company that consists of numerous separate investment portfolios, including the FXI.  Information provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “Investment Company Act”) can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The FXI seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 50 Index (previously known as the “FTSE China 25 Index”). The FTSE China 50 Index is designed to track the top 50 Chinese companies by market capitalization (Red Chips, H Shares and P Chips) that publicly trade on the Stock Exchange of Hong Kong Ltd. (“HKSE”). The FXI uses a representative sampling strategy (as described below under “Representative Sampling”) to track the FTSE China 50 Index. The returns of the FXI may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The FXI pursues a “representative sampling” strategy in attempting to track the performance of the FTSE China 50 Index, meaning the FXI invests in a representative sample of securities that collectively has an investment profile similar to the FTSE China 50 Index.  The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the FTSE China 50 Index.

The FXI generally invests at least 90% of its assets in securities of the FTSE China 50 Index and in depositary receipts (“DRs”) representing securities of the FTSE China 50 Index. The FXI may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the FTSE China 50 Index, but which BFA believes will help the FXI track the FTSE China 50 Index.

Correlation

The FTSE China 50 Index is a theoretical financial calculation, while the FXI is an actual investment portfolio.  The performance of the FXI and the FTSE China 50 Index will vary somewhat due to fees and expenses, transaction costs, un-invested cash, timing variances, and actions taken by the fund to maintain certain regulatory or tax treatments among other causes. The divergence between FXI’s performance and the FTSE China 50 Index is called “tracking error.”  The FXI, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy.  “Replication” is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The FXI will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the FTSE China 50 Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Description of the FTSE China 50 Index

As indicated above, the index was previously known as the “FTSE China 25 Index.” The FTSE China 50 Index is a stock index calculated, published and disseminated by FTSE International Limited (“FTSE”), and is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE China 50 Index is based on the top 50 Chinese stocks (including Red Chips, H Shares and P Chips), listed and trading on the HKSE.  “H” shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese Government for listing and trading on the HKSE.  “Red Chip” shares are securities of companies incorporated outside the People’s Republic of China that are substantially owned, directly or indirectly, by mainland China state entities and derive the majority of their revenue or assets from mainland China. “P Chip” shares are securities of companies incorporated outside the People’s Republic of China that are controlled by mainland individuals (non-state entities) and derive a majority of their revenue or assets from mainland China.

Index Computation

The FTSE China 50 Index is calculated using the following algorithm:

where I equals 1,2,…, N; N is the number of securities in the index; p is the latest trade price of the component security (or the price at the close on the previous day), e is the exchange rate required to convert the security’s home currency into the index’s base currency, s is the number of shares of the security in issue (according to FTSE’s methodology), f is the investability weighting factor (this factor is published by the FTSE for each security in the index) adjusted in accordance with the policies of FTSE, c is the capping factor published by FTSE at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.

The FTSE China 50 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, free float restrictions include: (i) shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments), (ii) shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated, (iii) shares held within employee share plans, (iv) shares held by public companies or non-listed subsidiaries of public companies, (v) all shares where the holder is subject to a lock-in clause (for the duration of that clause), (vi) shares held by an investor, investment company or an investment fund for strategic reasons as evidenced by specific statements to that effect in publicly available announcements, has an employee on the board of directors of a company, has a shareholder agreement, has successfully placed a current member to the board of directors, or has nominated a current member to the board of directors alongside a shareholder agreement with the company, (vii) shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted, (viii) shares that are non-negotiable which are held by companies that have not converted these shares following the A Share reform, (ix) non-tradeable A Shares subject to a lock-in (until the lock-in expires and the shares are freely tradable), (x) shares held by Sovereign Wealth Funds where each holding is 10% or greater, (xi) shares held by founders, promoters, former directors, venture capital and/or private equity firms, private companies and individuals (including employees)  and shares held by several holders acting in concert where the holding is 10% or greater, and (xii) portfolio holdings (such as pension fund, insurance fund or investment companies) where the holding is 30% or greater. Companies with a free float of 5% or below are not eligible for inclusion in the index. Foreign ownership limits, if any, are applied after calculating the actual free float restriction. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied.  If the foreign ownership limit is less restrictive or equal to the free float restriction, the general free float restriction is applied.

Index Maintenance

The FTSE China 50 Index is periodically reviewed for changes in free float in March, June, September and December (coinciding with the quarterly reviews of the FTSE China 50 Index).  Implementation of any changes takes place after the close of business on the third Friday in March, June, September and December.  A stock’s free float is also reviewed and adjusted, if necessary, following certain corporate events.  If the corporate event includes a corporate action which affects the FTSE China 50 Index, any change in free float is implemented at the same time as the corporate action.  If there is no corporate action, the change in free float is implemented as soon as practicable after the corporate event.  Securities must be sufficiently liquid to be traded.  The following criteria, among others, are used to ensure that illiquid securities are excluded:

Price.  There must be an accurate and reliable price which exists for the purposes of determining the market value of a company.

Liquidity.  Securities in the FTSE China 50 Index will be reviewed semi-annually for liquidity based on each security’s monthly median daily trading volume. Any month with less than 5 trading days will be excluded from the test.  A security that fails to trade for more than half of the days in a month will have a median trading volume of zero for that month. Any period of suspension will not be included in the test. The liquidity test will be applied on a pro-rata basis where the testing period is less than 12 months.

-                  A non-constituent must have a minimum turnover of at least 0.05% of its shares in issue based on its median trading volume per month in ten of the twelve months prior to a full market review to be eligible for inclusion in the index.

-      An existing constituent failing to trade at least 0.04% of its shares in issue, after the application of any free float restrictions, per month for at least eight of the twelve months prior to the full market review will be removed from the index.

-                  A new issue which does not have a twelve month trading record must have a minimum trading record of at least three months prior to the date of the review and turnover of a minimum of 0.05% of its free float adjusted shares based on its median trading volume each month, on a pro-rata basis since listing.

At the sole discretion of FTSE, the above percentage figures may be adjusted by up to 0.01% at the March and September reviews so that, in FTSE’s opinion, the FTSE China 50 Index better reflects the liquid investable market of the region. This discretion may only be exercised across the whole market and may not be applied to individual securities.

At the March and September reviews, newly listed companies will have their liquidity assessed on a pro-rata basis and new issues which do not qualify as early entrants will become eligible for inclusions provided that they have, since the commencement of non-conditional trading, a minimum trading record of at least 3 months. The inclusion of early entries will not require a minimum trading record.

The FTSE China 50 Index is subject to oversight by an independent advisory committee, the FTSE Russell Asia Pacific Regional Equity Advisory Committee.

The iShares® Latin America 40 ETF

Description of the iShares® Latin America 40 ETF

The iShares® Latin America 40 ETF (the “ILF”) is an investment portfolio maintained and managed by iShares and advised by BFA. The shares of the ILF are listed and trade on the NYSE Arca under the ticker symbol “ILF.”

iShares is a registered investment company that consists of numerous separate investment portfolios, including the ILF.  Information provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The ILF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Latin America 40 Index™ (the “SPLAC”).  The SPLAC is comprised of selected equities trading on the exchanges of five Latin American countries. The ILF uses a representative sampling strategy (as described below under — “Representative Sampling”) in seeking to track the SPLAC. The returns of the ILF may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The ILF pursues a “representative sampling” strategy in attempting to track the performance of the SPLAC, and generally does not hold all of the equity securities included in the SPLAC.  The ILF invests in a representative sample of securities in the SPLAC, which have a similar investment profile as the SPLAC.  The securities selected have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the SPLAC.  The ILF generally invests at least 90% of its assets in securities of the SPLAC and in DRs representing securities of the SPLAC.  The ILF may invest the remainder of its assets in securities not included in the SPLAC but which BFA believes will help the ILF track the SPLAC, and in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The SPLAC is a theoretical financial calculation, while the ILF is an actual investment portfolio.  The performance of the ILF and the SPLAC may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the ILF’s portfolio and the SPLAC resulting from legal restrictions (such as diversification requirements) that apply to the ILF but not to the SPLAC. BFA expects that, over time, the correlation between the ILF’s performance and that of the SPLAC, before fees and expenses, will be 95% or better.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”  The ILF, using a representative sampling indexing strategy, can be expected to have a greater tracking error than a Fund using a replication indexing strategy.

Description of the S&P Latin America 40™ Index

The SPLAC is intended to be a measure of the Latin American economy.  Its 40 constituents capture approximately 70% of the total market capitalization of five major Latin American markets: Mexico, Brazil, Peru, Colombia and Chile. Prices for the SPLAC are collected in local currencies and index values are released in U.S. dollars. The SPLAC is calculated, maintained and published by SPDJI and is reported by Bloomberg L.P. (“Bloomberg”) under the ticker symbol “SPLAC.”

Eligibility Criteria

The index constituents are drawn from the S&P/IFCI country indices of Brazil, Chile, Colombia, Mexico and Peru. A stock’s domicile is determined based on criteria that include headquarters of the company, registration, listing of the stock, place of operations, and residence of the senior officers.

The following eligibility factors are taken into account by the Index Committee when determining the composition of the SPLAC.

Market Capitalization: The SPLAC is designed to include the largest stocks, based on float-adjusted market capitalization, from the five markets listed above.

•                Liquidity: Stocks are ranked according to liquidity, measured by dollar value traded. Annual value traded, float turnover and days traded are also analyzed on a quarterly basis to ensure adequate liquidity. Given two comparably sized companies, the higher the 12-month value traded, the more likely its inclusion.

•                Listings: Where applicable, preference is given to developed market listings of an index constituent. This may include U.S.-listings, U.S.-listed American Depositary Receipts or other developed market listings.

•                Eligible Securities: All common and preferred shares (which are of an equity and not of a fixed income nature) are eligible for inclusion. Convertible stock, bonds, warrants, rights, and preferred stock that provide a guaranteed fixed return are not eligible.

•                Country and Sector Balance: Stocks from the five markets listed above are classified into 11 sectors according to the Global Industry Classification Standard (“GICS®”). The SPLAC is designed to reflect the country and sector weights of the broader universe of stocks.

The constituent selection is at the discretion of S&P Dow Jones’ Americas Thematic and Strategy Indices Committee (the “Index Committee”). To reduce index turnover, an index constituent that appears to violate criteria for addition to that index will not be deleted unless ongoing conditions warrant an index change.

Index Computation

The SPLAC is a float-adjusted market capitalization-weighted index. The daily calculation of the SPLAC is computed by dividing the total “Market Value” of the index constituents by a number called the “Index Divisor.”  The “Market Value” of any index constituent is the product of the market price per share and the number of the then outstanding shares of such index constituent available after float adjustment.

Float adjustment. Float adjustment means that the share counts used in calculating the indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies, or other long-term strategic shareholders. All index constituents are assigned a float-adjustment factor, called an Investable Weight Factor (“IWF”). The IWF ranges between 0 and 1, and is an adjustment factor that accounts for the publicly available shares of a company. The company’s adjusted market capitalization is used to determine a constituent’s weight in the SPLAC.

Divisor. The purpose of the index divisor is to maintain the continuity of an index level following the implementation of corporate actions, index rebalancing events, or other non-market driven actions. By itself, the Index Divisor is an arbitrary number.  However, in the context of the calculation of the SPLAC, it is the only link to the original base value of the SPLAC.  The Index Divisor keeps the SPLAC comparable over time and is the manipulation point for all adjustments to the SPLAC (“Index Maintenance”).  Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

Index Maintenance

Changes to the SPLAC are made on an as-needed basis. There is no annual or semiannual reconstitution. Share and IWF changes greater than 5% are made at the effective date, or as soon as reliable information is available. Changes of less than 5% are applied on the third Friday of March, June, September and December. Similarly, any change affecting a stock’s float adjustment is implemented on the effective date if it causes a capitalization change of 5% or more. Changes of less than 5% are applied at the September quarterly review to align it with the annual reconstitution of the S&P/IFCI.

Changes in the SPLAC value reflect changes in the total market capitalization of the SPLAC that are caused by price movements in the market. They do not reflect changes in the market capitalization of the index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers or acquisitions.

To prevent the value of the SPLAC from changing due to corporate actions, all corporate actions which affect the total Market Value of the SPLAC require an Index Divisor adjustment. By adjusting the SPLAC Divisor for the change in total Market Value, the value of the SPLAC remains constant. This helps maintain the value of the SPLAC as an accurate barometer of stock market performance and ensures that the movement of the SPLAC does not reflect the corporate actions of individual companies in the SPLAC. Corporate actions (such as stock splits, stock dividends, non-zero price spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the Index Committee’s discretion.

Index Governance

The SPLAC is maintained by the Index Committee. The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the SPLAC to the market, companies that are being considered as candidates for addition to the SPLAC and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The iShares® MSCI Brazil ETF

Description of the iShares® MSCI Brazil ETF

The iShares® MSCI Brazil ETF (the “EWZ”) is an investment portfolio maintained and managed by iShares and advised by BFA.  iShares is a registered investment company that consists of numerous separate investment portfolios, including EWZ.  The shares of the EWZ are listed and trade at market prices on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EWZ.”

Information provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.

The MSCI Brazil 25/50 Index, which is the Underlying Index of EWZ, is calculated by or on behalf of MSCI Inc. (“MSCI”).  MSCI does not issue, sponsor, endorse, sell or promote the EWZ.  MSCI makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes.  MSCI has no obligation or liability in connection with the operation, marketing or sale of the notes.

Investment Objective and Strategy

On February 12, 2013, the EWZ began to track the MSCI Brazil 25/50 Index, which is calculated by or on behalf of MSCI. Prior to February 12, 2013, the EWZ tracked the MSCI Brazil Index.

The EWZ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil 25/50 Index.  The MSCI Brazil 25/50 Index was developed by MSCI as an equity benchmark for Brazilian stock performance, and is designed to measure equity market performance in Brazil.  The EWZ uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Brazil 25/50 Index. The returns of the EWZ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Correlation

The MSCI Brazil 25/50 Index is a theoretical financial calculation, while the EWZ is an actual investment portfolio.  The performance of the EWZ and the MSCI Brazil 25/50 Index will vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EWZ’s portfolio and the MSCI Brazil 25/50 Index resulting from legal restrictions (such as diversification requirements) that apply to the EWZ but not to the MSCI Brazil 25/50 Index or the use of representative sampling.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”  The EWZ, which uses a representative sampling indexing strategy, can be expected to have a greater tracking error than a Fund using a replication indexing strategy.

Representative Sampling

The EWZ pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Brazil 25/50 Index, and generally does not hold all of the equity securities included in the MSCI Brazil 25/50 Index.  The EWZ invests in a representative sample of securities in the MSCI Brazil 25/50 Index, which have a similar investment profile as the MSCI Brazil 25/50 Index.  Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Brazil 25/50 Index.  The EWZ will generally invest at least 95% of its assets in the securities of the MSCI Brazil 25/50 Index and DRs representing securities of the MSCI Brazil 25/50 Index. The EWZ will at all times invest at least 80% of its assets in the securities of the MSCI Brazil 25/50 Index or in DRs representing securities of the MSCI Brazil 25/50 Index. The EWZ may invest the remainder of its assets in other securities, including securities not represented by the MSCI Brazil 25/50 Index, but which BFA believes will help the EWZ to track the MSCI Brazil 25/50 Index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Brazil 25/50 Index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Industry Concentration Policy

The EWZ will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries only to approximately the same extent that the MSCI Brazil 25/50 Index is so concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Description of the MSCI Brazil 25/50 Index and the MSCI Brazil Index

The MSCI Brazil 25/50 Index

The MSCI Brazil 25/50 Index is published by MSCI and is designed to measure the performance of the large and mid-cap segments of the Brazilian market.  The index is a free float-adjusted market capitalization index with a base date of December 31, 1987.  Component companies must meet objective criteria for inclusion in the MSCI Brazil 25/50 Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership.  The MSCI Brazil 25/50 Index is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours.  The MSCI Brazil 25/50 Index is published on Bloomberg under the index symbol “M1BR2550.”

Objectives and Guiding Principles Underlying the MSCI 25/50 Indices

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a “regulated investment company” or “RIC.”  More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI 25/50 Indices take into account these investments limits, offering a benchmarking alternative for RIC compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices.

Reflecting the 25% and 50% concentration constraints. Ensuring timely and on-going reflection of the constraints requires an MSCI 25/50 Index to be rebalanced periodically. The MSCI 25/50 Indices are rebalanced in February, May, August and November.

Minimizing tracking error to the Parent Index. MSCI seeks to achieve this by rebalancing an MSCI 25/50 Index using an optimization process that aims to minimize the constituent weight differences between that MSCI 25/50 Index and the relevant parent index.

Constructing and Rebalancing the MSCI 25/50 Indices

The MSCI 25/50 Index methodology follows a portfolio optimization framework. The Barra Optimizer is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index.

Minimizing transaction cost. A transaction cost is applied as a proxy for index turnover on rebalancing from each MSCI 25/50 Index.

Minimum weight of constituents. The minimum weight of any MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant parent index.

Buffer Rules. A buffer of 10% of the value of each constituent is used in order to reduce the risk of non-compliance due to short term market movements between two quarterly rebalancing. As a result, at the point of constructing or rebalancing the MSCI 25/50 Indices, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

The MSCI Brazil Index

The MSCI Brazil Index is designed to measure the performance of the large and mid-cap segments of the Brazilian market. The index covers about 85% of the Brazilian equity universe.

Constructing the MSCI Indices

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for that index; (v) classifying securities under the global industry classification standard, and (vi) determining market size-segment cutoffs and assigning companies to the size segments.

Maintenance of and Changes to the MSCI Indices

MSCI maintains the MSCI Indices with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets and segments. In maintaining the MSCI Indices, emphasis is also placed on continuity, continuous investability of constituents, replicability, index stability and low turnover.

Maintenance of the indices falls into three broad categories:

•                semi-annual reviews, which will occur each May and November and will involve a comprehensive reevaluation of the market, the universe of eligible securities and other factors involved in composing the indices;

•                quarterly reviews, which will occur each February and August and will focus on significant changes in the market since the last semi-annual review and on including significant new eligible securities (such as IPOs, which were not eligible for earlier inclusion in the indices); and

•                ongoing event-related changes, which will generally be reflected in the indices at the time of the event and will include significantly large initial public offerings and changes resulting from mergers, acquisitions, spin-offs, bankruptcies, reorganizations, issuances and other extraordinary transactions, corporate actions and events.

Based on these reviews, additional components may be added, and current components may be removed, at any time. MSCI generally announces all changes resulting from semi-annual reviews, quarterly reviews and ongoing events in advance of their implementation, although in exceptional cases they may be announced during market hours for same or next day implementation.

Prices and Exchange Rates

Prices

The prices used to calculate the MSCI Indices are the official exchange closing prices or those figures accepted as such.  MSCI reserves the right to use an alternative pricing source on any given day.

Exchange rates

MSCI uses the foreign exchange rates published by WM/Reuters at 4:00 p.m., London time.  MSCI uses WM/Reuters rates for all developed and emerging markets.

In case WM/Reuters does not provide rates for specific markets on given days (for example Christmas Day and New Year’s Day), the previous business day’s rates are normally used.

MSCI continues to monitor exchange rates independently and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM/Reuters rates are not available, or if MSCI determines that the WM/Reuters rates are not reflective of market circumstances for a given currency on a particular day.  In such circumstances, an announcement would be sent to clients with the related information.  If appropriate, MSCI may conduct a consultation with the investment community to gather feedback on the most relevant exchange rate.

The iShares® MSCI EAFE ETF

Description of the iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF (the “EFA”) is an investment portfolio maintained and managed by iShares and advised by BFA.  iShares is a registered investment company that consists of numerous separate investment portfolios, including EFA.  The shares of the EFA are listed and trade on the NYSE Arca under the ticker symbol “EFA.”

Information provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The EFA generally invests at least 90% of its assets in securities of the MSCI EAFE® Index (the “MXEA”) and in DRs representing securities of the MXEA. The EFA may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the MXEA, but which BFA believes will help the EFA track the MXEA. The returns of the EFA may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The EFA pursues a “representative sampling” strategy in attempting to track the performance of the MXEA, and generally does not hold all of the equity securities held by the MXEA.  The EFA invests in a representative sample of securities in the MXEA, which have a similar investment profile as the MXEA.  BFA will generally invest at least 90% of its assets in the securities of the MXEA and DRs based on securities of the MXEA, and may invest the remainder of its assets in securities not held by the MXEA, but which BFA believe will help the EFA track the MXEA.  Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MXEA.

Correlation

The MXEA is a theoretical financial calculation, while the EFA is an actual investment portfolio.  The performance of the EFA and the MXEA may vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the EFA’s portfolio and the MXEA resulting from legal restrictions (such as diversification requirements that apply to the EFA but not to the MXEA) or representative sampling.

Industry Concentration Policy

The EFA will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MXEA is so concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Description of the MSCI EAFE® Index

The MXEA is intended to measure equity market performance in developed market countries, excluding the United States and Canada. The MXEA is a free float-adjusted market capitalization equity index with a base date of December 31, 1969 and an initial value of 100.00. The MXEA is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. The MXEA currently consists of companies from the following 21 developed countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MXEA covers approximately 85% of the free float-adjusted market capitalization in each country. The MXEA is part of the MSCI Market Cap Weighted Indexes series and is an MSCI Global Investable Market Index. The MXEA is reported by Bloomberg under the ticker symbol “MXEA.”

Constructing the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are constructed and maintained at an individual market level. MSCI undertakes an index construction process for the MSCI Global Investable Market Indexes, which involves:

•                defining the equity universe;

•                determining the market investable equity universe for each market;

•                determining market capitalization size segments for each market;

•                applying index continuity rules for the MSCI Standard Index; and

•                classifying securities under the GICS.

Defining the Equity Universe.  The equity universe is defined by:

•            Identifying Eligible Equity Securities: all listed equity securities, including REITs and certain income trusts listed in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies, and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, ETFs, equity derivatives, and most investment trusts are not eligible for inclusion in the equity universe.

•          Classifying Eligible Securities into the Appropriate Country: each company and its securities (i.e., share classes) are classified in only one country. Countries will be classified as Developed Markets (“DM”), Emerging Markets (“EM”) or Frontier Markets (“FM”).

Determining the Market Investable Equity Universes.  A market investable equity universe for a market is derived by identifying eligible listings for each security in the equity universe and applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indexes methodology.

In identifying eligible listings, a security may have a listing in the country where it is classified (i.e. “local listing”) and/or in a different country (i.e. “foreign listing”).  Securities may be represented by either a local listing or a foreign listing (including a DR) in the equity universe. A security may be represented by a foreign listing only if the following conditions are met:

•                 The security is classified in a country that meets the Foreign Listing Materiality Requirement, and minimum number of five constituents will be maintained for a DM Standard Index and

•                 The security’s foreign listing is traded on an eligible stock exchange of: (a) a DM country if the security is classified in a DM country; (b) a DM or an EM country if the security is classified in an EM country; or (c) a DM, EM or FM country if the security is classified in an FM country.

The investability screens used to determine the investable equity universe in each market are as follows:

•                 Equity Universe Minimum Size Requirement: this investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization.

•                 Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

•                 DM and EM Minimum Liquidity Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The twelve-month and three-month Annual Traded Value Ratio (“ATVR”), a measure that screens out extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities, together with the three-month frequency of trading are used to measure liquidity. Only one listing per security may be included in the market investable equity universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe: (i) local listing; (ii) foreign listing in the same geographical region; and (iii) foreign listing in a different geographical region.

•                 Global Minimum Foreign Inclusion Factor Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe.

•                 Minimum Length of Trading Requirement: this investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review (as described below). This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the MSCI Standard Index outside of a Quarterly or Semi-Annual Index Review (as defined below).

•                 Minimum Foreign Room Requirement: this investability screen is applied at the individual security level.  For a security that is subject to a Foreign Ownership Limit (“FOL”) to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size Segments for Each Market.  Once a market investable equity universe is defined, it is segmented into the following size-based indices:

•                              Investable Market Index (Large + Mid + Small);

•                              Standard Index (Large + Mid);

•                              Large Cap Index;

•                              Mid Cap Index; or

•                              Small Cap Index.

Creating the size segment indices in each market involves the following steps:

•                              Defining the market coverage target range for each size segment;

•                              Determining the global minimum size range for each size segment;

•                              Determining the market size segment cutoffs and associated segment number of companies;

•                              Assigning companies to the size segments; and

•                              Applying final size segment investability requirements.

Index Continuity Rules for the Standard Indices.  In order to achieve index continuity, as well as to provide some basic level of diversification within a market index, and notwithstanding the effect of other index construction rules described in this section, a minimum number of three constituents will be maintained for an EM Standard Index.

Creating Style Indices within Each Size Segment.  All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the GICS.  All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indexes are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, index stability and low index turnover. In particular, index maintenance involves:

(i)  Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•                  Updating the indices on the basis of a fully refreshed equity universe;

•                  Taking buffer rules into consideration for migration of securities across size and style segments; and

•                  Updating FIFs and number of shares (“NOS”).

(ii)  Quarterly Index Reviews in February and August of the Size Segment Indices aimed at:

•                  Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

•                  Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

•                  Reflecting the impact of significant market events on FIFs and updating NOS.

(iii)  Ongoing Event-Related Changes: changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Calculation of the MSCI Global Investable Market Indices

The MSCI equity indices are free float-adjusted market capitalization indices that are designed to measure the market performance, including price performance, of the equity securities in an index. The MSCI equity indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. Each index component is included at a weight that reflects the ratio of its free float-adjusted market capitalization (i.e., free public float multiplied by price) to the free float-adjusted market capitalization of all the components included in the index. MSCI defines the free float of a security as the proportion of shares outstanding that is deemed to be available for purchase in the public equity markets by international investors.

Each MSCI Global Investable Market Index is calculated in the relevant local currency as well as in U.S. dollars, with price, gross and net returns.

Neither we nor any of our affiliates accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the MSCI indices. MSCI does not guarantee the accuracy or the completeness of the MSCI indices or any data included in the MSCI indices. MSCI assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the MSCI indices. MSCI disclaims all responsibility for any errors or omissions in the calculation and dissemination of the MSCI indices or the manner in which the MSCI indices are applied in determining the amount payable on the notes at maturity.

Prices and Exchange Rates

Prices. The prices used to calculate the MSCI indices are the official exchange closing prices or those figures accepted as such. MSCI reserves the right to use an alternative pricing source on any given day.

Exchange Rates. MSCI uses the closing spot rates published by WM/Reuters at 4:00 p.m., London time. MSCI uses WM/Reuters rates for all countries for which it provides indices.  In case WM/Reuters does not provide rates for specific markets on given days (for example Christmas Day and New Year’s Day), the previous business day’s rates are normally used.  MSCI independently monitors the exchange rates on all its indices and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM/Reuters rates are not available, or if MSCI determines that the WM/Reuters rates are not reflective of market circumstances for a given currency on a particular day. In such circumstances, an announcement would be sent to clients with the related information. If appropriate, MSCI may conduct a consultation with the investment community to gather feedback on the most relevant exchange rate.

The iShares® MSCI Emerging Markets ETF

Description of the iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF (the “EEM”) is an investment portfolio maintained and managed by iShares and advised by BFA.  iShares is a registered investment company that consists of numerous separate investment portfolios, including the EEM.  The shares of the EEM are listed and trade on the NYSE Arca under the ticker symbol “EEM.”

Information provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The EEM seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index (the “MXEF”).  The MXEF was developed by MSCI to represent the performance of equity securities in selected emerging markets countries. The returns of the EEM may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The EEM uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MXEF.  The EEM will at all times invest at least 90% of its assets in the securities of the MXEF and DRs representing securities of the MXEF, and may invest the remainder of its assets in securities not included in the MXEF, but which BFA believes will help the EEM track the MXEF.  The EEM also may invest its futures contracts, options on futures contracts, options and swaps related to the MXEF, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

The EEM pursues a “representative sampling” strategy in attempting to track the performance of the MXEF, and generally does not hold all of the equity securities held by the MXEF.  The EEM invests in a representative sample of securities in the MXEF, which have a similar investment profile as the MXEF.  Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MXEF.

Correlation

The MXEF is a theoretical financial calculation, while the EEM is an actual investment portfolio.  The performance of the EEM and the MXEF may vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs), and timing variances.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”  The EEM, using a representative sampling indexing strategy, can be expected to have a greater tracking error than a Fund using a replication indexing strategy.

Industry Concentration Policy

The EEM will not concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries, except that the EEM will concentrate its investments to approximately the same extent that the MXEF is so concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Description of the MXEF

The MXEF offers a representation of emerging markets based on the following 24 emerging market countries: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. With 832 constituents, the MXEF covers approximately 85% of the free float-adjusted market capitalization in each country. The MXEF has a base value of 100.00 and a base date of December 31, 1987. Beginning in June 2018, the MXEF includes shares traded on mainland Chinese exchanges, referred to as A shares. The MXEF is part of the MSCI Market Cap Weighted Indexes series and is an MSCI Global Investable Market Index. The MXEF is reported by Bloomberg under the ticker symbol “MXEF.”

The MXEF is part of the MSCI Regional Equity Indices series and is an MSCI Global Investable Market Index, which is a family within the MSCI International Equity Indices. See “—The iShares® MSCI EAFE ETF—Description of the MSCI EAFE® Index” above for information about the MSCI Global Investable Market Indices.

The iShares® MSCI Mexico ETF

Description of the iShares® MSCI Mexico ETF

The iShares® MSCI Mexico ETF (the “EWW”) is an investment portfolio maintained and managed by iShares and advised by BFA.  iShares is a registered investment company that consists of numerous separate investment portfolios, including the EWW.  The shares of the EWW are listed and trade on the NYSE Arca under the ticker symbol “EWW.”

Information provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.

Investment Objective and Strategy

The EWW seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Mexico IMI 25/50 Index. On February 12, 2013, the EWW began to track the MSCI Mexico IMI 25/50 Index. Prior to February 12, 2013, the EWW tracked the MSCI Mexico Investable Market Index.  The MSCI Mexico Investable Market Index was developed by MSCI to represent the performance of the portion of the Mexican market that is available to international investors. The returns of the EWW may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The MSCI Mexico IMI 25/50 Index was developed by MSCI as an equity benchmark for Mexican stock performance, and is designed to measure equity market performance in Mexico.  The EWW uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Mexico IMI 25/50 Index.

Representative Sampling

The EWW pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Mexico IMI 25/50 Index, and generally does not hold all of the equity securities included in the MSCI Mexico IMI 25/50 Index.  The EWW invests in a representative sample of securities in the MSCI Mexico IMI 25/50 Index, which have a similar investment profile as the MSCI Mexico IMI 25/50 Index.  Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Mexico IMI 25/50 Index. The EWW will at all times invest at least 80% of its assets in the securities of the MSCI Mexico IMI 25/50 Index or in DRs representing securities of the MSCI Mexico IMI 25/50 Index. The EWW may invest the remainder of its assets in other securities, including securities not represented by the MSCI Mexico IMI 25/50 Index, but which BFA believes will help the EWW to track the MSCI Mexico IMI 25/50 Index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Mexico IMI 25/50 Index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The MSCI Mexico IMI 25/50 Index is a theoretical financial calculation, while the EWW is an actual investment portfolio.  The performance of the EWW and the MSCI Mexico IMI 25/50 Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”  The EWW, using a representative sampling indexing strategy, can be expected to have a greater tracking error than a Fund using a replication indexing strategy.

Industry Concentration Policy

The EWW will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries only to approximately the same extent that the MSCI Mexico IMI 25/50 Index is so concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Description of the MSCI Mexico IMI 25/50 Index and the MSCI Mexico Investable Market Index

The MSCI Mexico IMI 25/50 Index

The MSCI Mexico IMI 25/50 Index is designed to measure the performance of the large, mid and small cap segments of the Mexican market. It applies certain investment limits that are imposed on regulated investment companies, or RICs, under the U.S. Internal Revenue Code of 1986, as amended. The index covers approximately 99% of the free float-adjusted market capitalization in Mexico.  The MSCI Mexico IMI 25/50 Index is calculated daily in the U.S. dollar and published in real time every 15 seconds during market trading hours. The MSCI Mexico IMI 25/50 Index is published on Bloomberg under the index symbol “M1MX5IM.”

Objectives and Guiding Principles Underlying the MSCI 25/50 Indices

Under current regulations, a Fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a “regulated investment company” or “RIC.”  More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the Fund should not exceed 50% of the Fund’s total assets. The MSCI Mexico IMI 25/50 Index is part of the MSCI 25/50 Indices. The MSCI 25/50 Indices take into account these investments limits, offering a benchmarking alternative for RIC compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices:

•      the MSCI 25/50 Indices are rebalanced in February, May and August to ensure timely and on-going reflection of the 25% and 50% concentration constraints; and

•      this rebalancing is achieved by using an optimization process that aims to minimize the constituent weight differences between the MSCI 25/50 Index and the relevant parent index.  The active risk or the tracking error of an MSCI 25/50 Index versus the relevant parent index is measured as the distance between the constituent weights of that MSCI 25/50 Index and the relevant parent index.

Constructing and Rebalancing the MSCI 25/50 Indices

The MSCI 25/50 Index methodology follows a portfolio optimization framework. The Barra Optimizer is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index.

Minimizing transaction cost. A transaction cost is applied as a proxy for index turnover on rebalancing from each MSCI 25/50 Index.

Minimum weight of constituents. The minimum weight of any MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant parent index.

Buffer Rules. A buffer of 10% of the value of each constituent is used in order to reduce the risk of non-compliance due to short term market movements between two quarterly rebalancing. As a result, at the point of constructing or rebalancing the MSCI 25/50 Indices, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

The MSCI Mexico Investable Market Index

The MSCI Mexico Investable Market Index is a free float-adjusted market capitalization index of securities listed on the Mexican Stock Exchange. Component companies must meet objective criteria for inclusion in the MSCI Mexico Investable Market Index, taking into consideration unavailable strategic shareholdings and limitations on foreign ownership. The MSCI Mexico Investable Market Index is calculated daily in the local currency and published in real time every 15 seconds during market trading hours.

The MSCI Mexico Investable Market Index is part of the MSCI Global Equity Indices.  MSCI aims to include in its indices 99% of the free float-adjusted market capitalization in each industry sector, within each country included in an index. See “—The iShares® MSCI Brazil ETF— Description of the MSCI Brazil 25/50 Index and the MSCI Brazil Index” above for information about the MSCI Indices.

The iShares® Russell 2000 ETF

Description of the iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF (the “IWM”)is an investment portfolio maintained and managed by iShares Trust and advised by BFA. iShares is a registered investment company that consists of numerous separate investment portfolios, including the IWM.  The shares of the IWM are listed and trade on the NYSE Arca under the ticker symbol “IWM.”

Information provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.  Information from outside sources is not incorporated by reference in, and should not be considered a part of, this document.  Neither we nor any of our affiliates has undertaken any independent review or due diligence of such information.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  As a prospective purchaser, you should undertake an independent investigation of the IWM as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IWM.

Investment Objective and Strategy

The IWM seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the small capitalization sector of the U.S. equity market as measured by the Russell 2000® Index (the “RTY”). The RTY was developed by FTSE Russell (“Russell”) as an equity benchmark representing the approximately 2,000 smallest companies in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.

Representative Sampling

The IWM pursues a “representative sampling” strategy in attempting to track the performance of the RTY, meaning the IWM invests in a representative sample of securities that collectively has an investment profile similar to the RTY. Securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the RTY.

The IWM generally invests at least 90% of its assets in securities of the RTY and in depositary receipts representing securities of the RTY. The IWM may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the RTY, but which BFA believes will help the IWM track the RTY.

Correlation

The RTY is a theoretical financial calculation, while the IWM is an actual investment portfolio.  The performance of the IWM and the RTY will vary somewhat due to fees and expenses, transaction costs, un-invested cash, timing variances, and actions taken by the fund to maintain certain regulatory or tax treatments among other causes. The divergence between IWM’s performance and the RTY is called “tracking error.”  The divergence between IWM’s performance and the RTY is called “tracking error.” The IWM, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy.

Industry Concentration Policy

The IWM will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries only to approximately the same extent that the RTY is so concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Description of the Russell 2000® Index

The RTY is an index calculated, published, and disseminated by Russell, and measures the composite price performance of stocks of 2,000 companies determined by Russell to be part of the U.S. equity market. All 2,000 stocks are traded on a major U.S. exchange, and form a part of the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization.

The RTY consists of the smallest 2,000 companies, by market capitalization, included in the Russell 3000® Index. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. The inception date of the RTY is January 1, 1984.Members of the RTY are determined each year during the annual reconstitution and are enhanced quarterly with the addition of initial public offerings (IPOs). The RTY is one of the Russell U.S. indices.

Defining Eligible Securities

All companies that are determined to be part of the U.S. equity market under Russell’s country-assignment methodology are included in the Russell U.S. indices. If a company is incorporated in, has a stated headquarters location in, and also trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), the company is assigned to the equity market of its country of incorporation. If any of the three do not match, Russell then defines three Home Country Indicators (“HCI”): country of incorporation, country of headquarters, and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. Using the HCIs, Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, then the company is assigned to its primary asset location. If there is insufficient information to determine the country in which the company’s assets are primarily located, Russell will use the primary location of the company’s revenues for the same cross-comparison and will assign the company to the appropriate country in a similar fashion. Russell uses an average of two years of asset or revenue data for analysis to reduce potential turnover. If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters are located unless the country is a benefit driven incorporation (“BDI”) country; in which case, the company will be assigned to the country of its most liquid stock exchange. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. If a company is designated as a Chinese “N Share”, it will not be considered for inclusion within the Russell U.S. indices. An “N Share” company is a company controlled by Mainland Chinese entities, companies or individuals, incorporated outside of China and traded on the NYSE, the Nasdaq exchange, or the NYSE American with a majority of its revenue or assets derived from the People’s Republic of China.

All securities eligible for inclusion in Russell U.S. indices must trade on an eligible U.S. exchange. The eligible U.S. exchanges are: CBOE, IEX, NYSE, NYSE American, Nasdaq and ARCA. Bulletin board, pink-sheets, and over-the-counter (“OTC”) traded securities are not eligible for inclusion, including securities for which prices are displayed on the FINRA ADF. Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts and trust receipts are not eligible for inclusion in the Russell U.S. indices. Royalty trusts, U.S. limited liability companies, closed-end investment companies, blank check companies, special-purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. indices. Business development companies, exchange traded funds and mutual funds are also excluded.

If an eligible company trades under multiple share classes, Russell will review each share class independently for U.S. index inclusion. Stocks must trade at or above $1.00 (on its primary exchange) on the rank day in May of each year to be eligible for inclusion in the RTY during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the rank day in May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the 30 days prior to the rank day is equal to or greater than $1.00. If an existing index member does not trade on the rank day in May, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible. A stock added during the quarterly IPOs process is considered a new index addition and therefore must have a closing price on its primary exchange at or above $1.00 on the last day of the IPO eligibility period in order to qualify for index inclusion. Companies with a total market capitalization of less than $30 million are not eligible for inclusion in the Russell U.S. indices. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the Russell U.S. indices.

Annual Reconstitution

Annual reconstitution is the process by which all Russell indices are completely rebuilt. Reconstitution is a vital part of the creation of a benchmark which accurately represents a particular market segment. Companies may get bigger or smaller over time, or periodically undergo changes in their style characteristics. Reconstitution ensures that companies continue to be correctly represented in the appropriate Russell indices.

On the rank day in May each year (timetable is announced each spring), all eligible securities are ranked by their total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the last price traded on the primary exchange on the rank day in May. All share classes for a company, including unlisted shares, are aggregated and considered total shares outstanding.

Reconstitution occurs on the last Friday in June. However, at times this date is too proximal to exchange closures and abbreviated exchange trading schedules when market liquidity is exceptionally low. In order to ensure proper liquidity in the markets, when the last Friday in June falls on the 29th or 30th, reconstitution will occur on the preceding Friday.

Eligible IPOs are added to the Russell U.S. indices quarterly to ensure that new additions to the institutional investing opportunity set are reflected in the representative indices. Russell focuses on IPOs each quarter because it is important to reflect market additions between reconstitution periods. Companies filing an initial public offering registration statement (or the local equivalent when outside the United States) and listing with the same quarter on an eligible U.S. exchange are reviewed for eligibility regardless of previous trading activity (exceptional or unique events may induce extraordinary treatment which will be communicated appropriately); a one month window is used to ensure that companies submitting the requisite filings just outside of the quarter are not excluded from eligibility. Companies currently trading on foreign exchanges or OTC markets will be reviewed for eligibility if: (1) the company files an initial public offering statement for an eligible U.S. exchange; and (2) the offering is announced to the market and confirmed by Russell’s vendors as an IPO.

Capitalization Adjustments

After membership is determined, a security’s shares are adjusted to include only those shares available to the public, which is often referred to as “free float.” The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in the Russell U.S. indices by their available (also called “float-adjusted”) market capitalization, which is calculated by multiplying the primary closing price by the available shares. Adjustments to shares are reviewed at reconstitution, during quarterly update cycles, and for corporate actions such as mergers.

Certain types of shares are considered restricted and removed from total market capitalization to arrive at free float or available market capitalization, such as shares directly owned by State, Regional, Municipal and Local governments (excluding shares held by independently managed pension schemes for governments), shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated, and shares with high shareholding concentration, etc.

Corporate Action-Driven Changes

Russell defines a corporate action as an action on shareholders with a prescribed ex-date (e.g., rights issue, special dividend, stock split). The share price and indexes in which the company is included will be subject to an adjustment on the ex-date. This is a mandatory event. Russell defines a corporate event as a reaction to company news (event) that might impact the index depending on the index rules. Russell applies corporate actions and events to its indexes on a daily basis. Depending upon the time an action is determined to be final, Russell will either (1) apply the action before the open on the ex-date, or (2) apply the action providing appropriate notice, referred to as “delayed action.”

For merger and spin-off transactions that are effective between rank day in May and the Friday prior to annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action. For corporate events that occur during the final week of reconstitution (during which reconstitution is finalized Friday after U.S. market close), market capitalizations and memberships will not be reevaluated. Non-index members that have been considered ineligible as of rank day will not be reevaluated in the event of a subsequent corporate action that occurs between rank day and the reconstitution effective date.

If a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, Russell evaluates the additional share class for separate index membership. The new share class will be deemed eligible if the market capitalization of the distributed shares meets minimum size requirement (above the minimum market capitalization breakpoint defined as the smallest member of the Russell 3000E Index from previous rebalance, adjusted for performance to date.) Index membership of additional share classes that are added due to corporate actions will mirror that of the pricing vehicle, as will style and stability probabilities. If the distributed shares of an additional share class do not meet eligibility requirements, they will not be added to the index (the distributed shares may be added to the index temporarily until they are settled and listed to enable index replication).

“No Replacement” Rule: Securities that leave a Russell U.S. index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in a Russell U.S. index over the year will fluctuate according to corporate activity.

To maintain representativeness and maximize the available investment opportunity for index managers, the Russell U.S. indices are reviewed quarterly for updates to shares outstanding and to free floats used within the index calculation. The changes are implemented quarterly, on the third Friday of the month (after the close). The June reconstitution will continue to be implemented on the last Friday of June (unless the last Friday occurs on the 29th or 30th, when reconstitution will occur on the Friday prior).

The iShares® Transportation Average ETF

Description of the iShares® Transportation Average ETF

The iShares® Transportation Average ETF (the “IYT”) is an investment portfolio maintained and managed by iShares Trust.  BFA is the investment advisor to the IYT.  The IYT is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “IYT.”

iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the IYT.  Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s web site at http://www.sec.gov.

Investment Objective and Strategy

The IYT seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones Transportation Average™ (the “TRAN”).  The IYT generally invests at least 90% of its assets in securities of the TRAN and DRs representing securities of the TRAN.  The IYT may invest the remainder of its assets in securities not included in its TRAN but which BFA believes will help the IYT track the TRAN, and in futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or affiliates.

The IYT uses a “representative sampling” strategy (as described below under “—Representative Sampling”) to track the TRAN.  In addition, in order to improve its portfolio liquidity and its ability to track the TRAN, the IYT may invest up to 10% of its assets in futures contracts, options on futures contracts, other types of options, and swaps related to the index as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The returns of the IYT may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Representative Sampling

The IYT pursues a “representative sampling” indexing strategy in attempting to track the performance of the TRAN, and generally does not hold all of the equity securities included in the IYT.  The IYT invests in a representative sample of securities in the TRAN.  Securities selected have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the TRAN.

Correlation

The TRAN is a theoretical financial calculation, while the IYT is an actual investment portfolio. The performance of the IYT and the TRAN will vary somewhat due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the IYT’s portfolio and the TRAN resulting from IYT’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the ITY but not to the TRAN.  BFA expects that, over time, the correlation between the IYT’s performance and that of the TRAN, before fees and expenses, will be 95% or better. A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”  The IYT, using a representative sampling indexing strategy, can be expected to have a greater tracking error than a Fund using a replication indexing strategy.

Industry Concentration Policy

The IYT concentrates (i.e., hold 25% or more of its total assets) its investments to approximately the same extent that the TRAN concentrates in the stocks of the transportation industry.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Description of the Dow Jones Transportation Average™

The TRAN is a 20-stock price-weighted index that represents the stock performance of large, well-known U.S. companies within the transportation industry. It is considered the oldest U.S. stock index and was formerly known as the Dow Jones Railroad Average, originally consisting of nine railroad companies and two non-railroad companies. Union Pacific is the only remaining original stock. The TRAN now includes companies in the following groups:  airlines, trucking, railroads, air freight, transportation services and industrial services.

Index Methodology

The TRAN is a part of the Dow Jones Composite Average™. The TRAN was first calculated on October 26, 1896.  Stock selection for the TRAN is not governed by qualitative rules, and a stock is only added if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Components are added and deleted on an as-needed basis. For the sake of continuity, such changes are rare, and typically occur following corporate acquisitions or other significant changes in a component company’s core business.

The TRAN is a price-weighted index rather than a market capitalization-weighted index and therefore TRAN constituent weights are determined solely by the prices of the constituent stocks in the TRAN.

The formula to calculate the TRAN is:

where,

P = the price of each constituent stock in the index

Shares outstanding are set to a uniform number throughout the TRAN and the index divisor is adjusted for any price impacting corporate action on one of its member stocks; this includes price adjustments, special dividends, stock splits and rights offerings. The index divisor will also adjust in the event of an addition to or deletion from the index. The TRAN is calculated without adjustments for regular cash dividends.

Corporate actions (such as stock splits, stock dividends, and rights offerings) are applied after the close of trading on the day prior to the ex-date. Any potential impact of a spin-off on constituents of the TRAN is evaluated by the Averages Committee on a case-by-case basis.

The iShares® U.S. Real Estate ETF

Description of the iShares® U.S. Real Estate ETF

The iShares® U.S. Real Estate ETF (the “IYR”) is an investment portfolio maintained and managed by iShares Trust.  BFA is currently the investment adviser to the IYR. The IYR is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “IYR.”

iShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the IYR.  Information provided to or filed with the SEC by iShares Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The IYR seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of real estate sector of the U.S. equity market, as represented by the Dow Jones U.S. Real Estate Index (the “DJUSRE”).  Thus, the IYR is concentrated in the U.S. real estate industry. The returns of the IYR may be affected by certain management fees and other expenses, which are detailed in its prospectus. The DJUSRE is calculated, maintained and published by S&P.

Representative Sampling

The IYR pursues a “representative sampling” indexing strategy in attempting to track the performance of the DJUSRE, and generally does not hold all of the equity securities included in the DJUSRE.  The IYR invests in a representative sample of securities in the DJUSRE, which have a similar investment profile as the DJUSRE.  Securities selected have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the DJUSRE.

The IYR generally invests at least 90% of its assets in securities in the DJUSRE and in DRs representing securities of the DJUSRE.  The IYR may invest the remainder of its assets in securities not included in the DJUSRE, but which BFA believes will help the IYR track the DJUSRE, and in futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Correlation

The DJUSRE is a theoretical financial calculation, while the IYR is an actual investment portfolio.  The performance of the IYR and the DJUSRE will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.” The IYR, using a representative sampling strategy, can be expected to have a greater tracking error than a Fund using a replication strategy.

Industry Concentration Policy

The iShares® Dow Jones U.S. Real Estate Index Fund will concentrate (i.e., hold 25% or more of its total assets) its investments to approximately the same extent that the DJUSRE concentrates in the stocks of the real estate industry.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Description of the Dow Jones U.S. Real Estate Index

The DJUSRE is a float-adjusted capitalization-weighted, real-time index that provides a broad measure of the U.S. real estate securities market.  The index consists primarily of REITs, but also of other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies.  Because the components are traded in the stock market, index pricing is transparent, and the data is readily accessible.  The DJUSRE uses REIT prices as proxies for market valuations of U.S. commercial property (i.e. hotels, office buildings, industrial sites, shopping centers, and apartment complexes).  REIT price dynamics closely mirror changing trends in leasing rates for commercial property, as well as movements in commercial real estate valuations arising from vacancies, development costs and property transaction values.  In addition, the index measures in part the level of pure speculation in the real estate (REIT) market by gauging liquid exposure to real estate securities that do not require ownership of actual properties.

Methodology Overview

The DJUSRE is a subset of the Dow Jones U.S. Index, which covers 95% of U.S. securities based on float-adjusted market capitalization. Excluded from the Dow Jones U.S. Index are the smallest and least liquid of U.S. stocks.  The index composition is reviewed quarterly in March, June, September and December. The index is also reviewed on an ongoing basis to account for corporate actions such as mergers, delistings and bankruptcies. Calculation of the DJUSRE began on February 14, 2000. Real index history is available daily from this date forward.

The Select Sector SPDR® Funds

All information contained in this underlying supplement regarding the Select Sector SPDR® Funds set forth in the table below (the “Select Sector SPDR® Funds”) has been derived from publicly available information, without independent verification.  This information reflects the policies of, and is subject to change by The Select Sector SPDR® Trust (the “Select Sector Trust”) and SSGA Funds Management, Inc. (“SSGA FM”).  Each Select Sector SPDR® Fund is an investment portfolio managed by SSGA FM, the investment adviser to the Select Sector SPDR® Funds.  Each Select Sector SPDR® Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol set forth in the table below. Each Select Sector SPDR® Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equities securities of companies included in a Select Sector Index, as specified in the table below.  The companies included in each Select Sector Index are selected on the basis of their sector classifications under the GICS from a universe of companies defined by the S&P 500® Index. As of the close of business on September 21, 2018, S&P and MSCI, Inc. updated the GICS structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues are derived primarily through pay-per-click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies. The GICS structure changes were effective for the S&P 500® Index as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing.   The Select Sector Indices upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index.

Select Sector SPDR® Fund	Bloomberg Ticker	Select Sector Index
Communication Services Select Sector SPDR® Fund	XLC	Communication Services Select Sector Index
Consumer Discretionary Select Sector SPDR® Fund	XLY	Consumer Discretionary Select Sector Index
Consumer Staples Select Sector SPDR® Fund	XLP	Consumer Staples Select Sector Index
Energy Select Sector SPDR® Fund	XLE	Energy Select Sector Index
Financial Select Sector SPDR® Fund	XLF	Financial Select Sector Index
Health Care Select Sector SPDR® Fund	XLV	Health Care Select Sector Index
Industrial Select Sector SPDR® Fund	XLI	Industrial Select Sector Index
Materials Select Sector SPDR® Fund	XLB	Materials Select Sector Index
Real Estate Select Sector SDPR® Fund	XLRE	Real Estate Select Sector Index
Technology Select Sector SPDR® Fund	XLK	Technology Select Sector Index
Utilities Select Sector SPDR® Fund	XLU	Utilities Select Sector Index

Each Select Sector SPDR® Fund employs a replication strategy in seeking to track the performance of the relevant Select Sector Index.  This means that each Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the relevant Select Sector Index in approximately the same proportions as that Select Sector Index.  However, under various circumstances, it may not be possible or practical to purchase all of the securities in the relevant Select Sector Index for a Select Sector SPDR® Fund, or amounts of such securities in proportion to their weighting in the relevant Select Sector Index, such as when there are practical difficulties or substantial costs involved in compiling a portfolio of securities to follow the relevant Select Sector Index; in instances when a security in the I relevant Select Sector Index becomes temporarily illiquid, unavailable or less liquid; or due to legal restrictions (such as diversification requirements that apply to a Select Sector SPDR® Fund but not the relevant Select Sector Index). Under such circumstances, SSGA FM intends to employ a sampling strategy in managing the Select Sector SPDR® Funds.  Sampling means that SSGA FM will use quantitative analysis to select securities, including securities in the relevant Select Sector Index, outside of the relevant Select Sector Index and derivatives that have a similar investment profile as the relevant Select Sector Index in terms of key risk factors, performance attributes and other economic characteristics.  These include industry weightings, market capitalization and other financial characteristics of securities. While SSGA FM seeks to track the performance of the relevant Select Sector Index (i.e., achieve a high degree of correlation with the relevant Select Sector Index), each Select Sector

SPDR® Fund’s return may not match the return of the relevant Select Sector Index.  Each Select Sector SPDR® Fund incurs a number of operating expenses not applicable to the relevant Select Sector Index and incurs costs in buying and selling securities.  In addition, a Select Sector SPDR® Fund may not be fully invested at times, generally as a result of cash flows into or out of that Select Sector SPDR® Fund or reserves of cash held by that Select Sector SPDR® Fund to meet redemptions.  The Select Sector Trust is a registered investment company that consists of a separate investment portfolio for each of the Select Sector SPDR® Funds.  Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the Select Sector Trust or the Select Sector SPDR® Funds, please see the Select Sector SPDR® Funds’ prospectus.  In addition, information about the Select Sector Trust, SSGA FM and the Select Sector SPDR® Funds may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com.  Information contained in the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant terms supplement.

The S&P Select Sector Indices

Each of the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financials Select Sector Index, the Health Care Select Sector Index, the Industrials Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index and the Utilities Select Sector Index is a “Select Sector Index.” The constituents included in each Select Sector Index are all members of the S&P 500® Index. Each constituent of the S&P 500® Index is assigned to one Select Sector Index. S&P assigns constituents to a Select Sector Index based on the constituent’s classification under the GICS. As of the close of business on September 21, 2018, S&P and MSCI, Inc. updated the GICS structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues are derived primarily through pay-per-click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies. The GICS structure changes were effective for the S&P 500® Index as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing. For additional information about the S&P 500® Index, see “—The SPDR® S&P 500® ETF Trust—Description of the S&P 500® Index” below.

The Communication Services Select Sector Index

The Communication Services Select Sector Index is designed to measure the performance of the GICS® communication services sector, which includes companies that facilitate communication and offer related content and information through various mediums. It includes telecom and media & entertainment companies including producers of interactive gaming products and companies engaged in content and information creation or distribution through proprietary platforms. The Communication Services Select Sector Index is reported by Bloomberg under the ticker symbol “IXCPR.”

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is designed to measure the performance of the GICS® consumer discretionary sector, which encompasses those businesses that tend to be the most sensitive to economic cycles. Its manufacturing segment includes automotive, household durable goods, leisure equipment and textiles & apparel. The services segment includes hotels, restaurants and other leisure facilities, media production and services, and consumer retailing and services. The Consumer Discretionary Select Sector Index is reported by Bloomberg under the ticker symbol “IXY.”

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is designed to measure the performance of the GICS® consumer staples sector, which comprises companies whose businesses are less sensitive to economic cycles. It includes manufacturers and distributors of food, beverages and tobacco and producers of non-durable household goods and personal products. It also includes food & drug retailing companies as well as hypermarkets and consumer super centers. The Consumer Staples Select Sector Index is reported by Bloomberg under the ticker symbol “IXR.”

The Energy Select Sector Index

The Energy Select Sector Index is designed to measure the performance of the GICS® energy sector, which comprises companies engaged in exploration & production, refining & marketing, and storage & transportation of oil & gas and coal & consumable fuels.

It also includes companies that offer oil & gas equipment and services. The Energy Select Sector Index is reported by Bloomberg under the ticker symbol “IXE.”

The Financials Select Sector Index

The Financials Select Sector Index is designed to measure the performance of the GICS® financials sector, which contains companies involved in banking, thrifts & mortgage finance, specialized finance, consumer finance, asset management and custody banks, investment banking and brokerage and insurance. It also includes Financial Exchanges & Data and Mortgage REITs. The Financials Select Sector Index is reported by Bloomberg under the ticker symbol “IXM.”

The Health Care Select Sector Index

The Health Care Select Sector Index is designed to measure the performance of the GICS® health care sector, which includes health care providers & services, companies that manufacture and distribute health care equipment & supplies, and health care technology companies. It also includes companies involved in the research, development, production and marketing of pharmaceuticals and biotechnology products. The Health Care Select Sector Index is reported by Bloomberg under the ticker symbol “IXV.”

The Industrials Select Sector Index

The Industrials Select Sector Index is designed to measure the performance of the GICS® industrials sector, which includes manufacturers and distributors of capital goods such as aerospace & defense, building products, electrical equipment and machinery and companies that offer construction & engineering services. It also includes providers of commercial & professional services including printing, environmental and facilities services, office services & supplies, security & alarm services, human resource & employment services, research & consulting services. It also includes companies that provide transportation services. The Industrials Select Sector Index is reported by Bloomberg under the ticker symbol “IXI.”

The Technology Select Sector Index

The Technology Select Sector Index is designed to measure the performance of the GICS® information technology sector, which comprises companies that offer software and information technology services, manufacturers and distributors of technology hardware & equipment such as communications equipment, cellular phones, computers & peripherals, electronic equipment and related instruments, and semiconductors. The Technology Select Sector Index is reported by Bloomberg under the ticker symbol “IXT.”

The Materials Select Sector Index

The Materials Select Sector Index is designed to measure the performance of the GICS® materials sector, which includes companies that manufacture chemicals, construction materials, glass, paper, forest products and related packaging products, and metals, minerals and mining companies, including producers of steel. The Materials Select Sector Index is reported by Bloomberg under the ticker symbol “IXB.”

The Real Estate Select Sector Index

The Real Estate Select Sector Index is designed to measure the performance of the GICS® real estate sector, which contains companies engaged in real estate development and operation. It also includes companies offering real estate related services and REITs. The Real Estate Select Sector Index is reported by Bloomberg under the ticker symbol “IXRE.”

The Utilities Select Sector Index

The Utilities Select Sector Index is designed to measure the performance of the GICS® utilities sector, which comprises utility companies such as electric, gas and water utilities. It also includes independent power producers & energy traders and companies that engage in generation and distribution of electricity using renewable sources. The Utilities Select Sector Index is reported by Bloomberg under the ticker symbol “IXU.”

Select Sector Index Capping Methodology

For reweighting purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December using the following procedures:

1.    The rebalancing reference date is the second Friday of March, June, September and December.

2.    With prices reflected on the rebalancing reference date, and membership, shares outstanding and IWFs as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as defined below.

3.    If any company has a weight greater than 24%, the company’s float-adjusted market capitalization weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to ensure that no company exceeds 25% as of the quarter-end diversification requirement date.

4.    All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.

5.    After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

6.    The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

7.    If the rule in paragraph 6 is breached, all companies are ranked in descending order of their float-adjusted market capitalization weights. The first company that causes the 50% limit to be breached has its weight reduced to 4.5%.

8.    This excess weight is proportionally redistributed to all companies with weights below 4.5%. This is repeated iteratively until paragraph 6 is satisfied.

9.    Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

10.  If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Select Sector Indices conform to all diversification requirements.

If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Select Sector Indices conform to all diversification requirements.

When companies represented in the Select Sector Indices are represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.

Index Calculation, Maintenance and Governance

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, see “—The SPDR® S&P 500® ETF Trust—Description of the S&P 500® Index” below.

The SPDR® Dow Jones® Industrial Average ETF Trust

Description of the SPDR® Dow Jones® Industrial Average ETF Trust

According to publicly available information, the SPDR® Dow Jones® Industrial Average ETF Trust (the “DIA”) is an exchange-traded fund designed to generally correspond to the price and yield performance, before expenses, of the Dow Jones Industrial AverageSM (the “INDU”).

The DIA is a unit investment trust created under the laws of the State of New York and registered under the Investment Company Act.  The DIA was created to provide investors with the opportunity to purchase a security representing a proportionate undivided interest in a portfolio of securities consisting of substantially all of the component common stocks, in substantially the same weighting, which comprise the INDU.  Each unit of fractional undivided interest in the DIA is referred to as a “trust unit” or a “unit.”  Individual units trade on the NYSE Arca like any other equity security.  The DIA commenced operations on January 14, 1998 upon the initial issuance of 500,000 units in exchange for a portfolio of securities assembled to reflect the intended portfolio composition of the DIA.  Trust units represent an undivided ownership interest in a portfolio of all of the common stocks of the INDU.

Information provided to or filed with the SEC by the DIA pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-31247 and 811-09170, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The DIA holds securities and cash and is not actively “managed” by traditional methods, which would typically involve effecting changes in an investment portfolio on the basis of judgments relating to economic, financial and market considerations. As a result, the DIA holds constituent securities of the INDU regardless of the current or projected performance of a specific security, industry or market sector. To maintain the correspondence between the composition and weightings of portfolio securities and the component stocks of the INDU, the trustee, on a non-discretionary basis, adjusts the portfolio to conform to periodic changes in the identity and/or relative weightings of component stocks of the INDU. Specifically, the trustee is required to adjust the composition of the portfolio whenever there is a change in identity of any Index Security within three (3) business days (defined below) before or after the day on which the change in the INDU is scheduled to take effect.

The DIA intends to provide investment results that, before expenses, generally correspond to the price and yield performance of the INDU. The returns of the DIA may be affected by certain management fees and other expenses, which are detailed in its prospectus. Current information regarding the value of the INDU is available from market information services.  Dow Jones & Company, Inc. (“Dow Jones”) obtains information for inclusion in, or for use in the calculation of, the INDU from sources considered reliable by Dow Jones.

The value of trust units fluctuates in relation to changes in the value of the portfolio.  The market price of each individual unit may not be identical to the net asset value of such unit.

Units are listed individually for trading on NYSE Arca and are bought and sold in the secondary market like ordinary shares of stock at any time during the trading day.

Description of the Dow Jones Industrial Average®

The INDU is a price-weighted index of 30 U.S. blue-chip stocks, which represent all economic industries except transportation and utilities. The INDU was launched on May 26, 1896 with a base date of May 26, 1896.  The INDU is published by S&P and is reported by Bloomberg under the ticker symbol “INDU.”

Index Construction and Maintenance

The INDU is maintained by the “Averages Committee,” which is composed of three representatives of S&P and two representatives of The Wall Street Journal. The Averages Committee meets regularly to review pending corporate actions that may affect index constituents, statistics comparing the composition of the INDU to the market, companies that are being considered as candidates for addition to the INDU and any significant market events.

The index universe for the INDU consists of securities in the S&P 500® Index excluding stocks classified under GICS code 2030 (Transportation) and 55 (Utilities). While stock selection is not governed by quantitative rules, a stock typically is added only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Companies should be incorporated and headquartered in the United States. In addition, a plurality of revenues should be derived from the United States. Maintaining adequate sector representation within the index is also a consideration in the selection process for the INDU.

Changes to the INDU are made on an as-needed basis. There is no annual or semi-annual reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Index Computation

The INDU is a price-weighted index rather than a market capitalization-weighted index and therefore INDU constituent weights are determined solely by the prices of the constituent stocks in the INDU.

The formula to calculate the INDU is:

where,

P = the price of each constituent stock in the index

Shares outstanding are set to a uniform number throughout the INDU and the index divisor is adjusted for any price impacting corporate action on one of its member stocks; this includes price adjustments, special dividends, stock splits and rights offerings. The index divisor will also adjust in the event of an addition to or deletion from the index. The INDU is calculated without adjustments for regular cash dividends.

Corporate actions (such as stock splits, stock dividends, and rights offerings) are applied after the close of trading on the day prior to the ex-date. Any potential impact of a spin-off on constituents of the INDU is evaluated by the Averages Committee on a case-by-case basis.

The SPDR® S&P 500® ETF Trust

Description of the SPDR® S&P 500® ETF Trust

State Street Global Advisors Trust Company (“SSGAT”) act as trustee of the SPDR® S&P 500® ETF Trust (the “SPY”), and PDR Services, LLC (wholly owned by NYSE Euronext) acts as sponsor of the SPY.  The SPY is a unit investment trust that issues securities called “Standard & Poor’s Depositary Receipts” or “SPDRs.”  The SPY is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “SPY.”  The SPY is an investment company registered under the Investment Company Act.  SPDRs represent an undivided ownership interest in a portfolio of all, or substantially all, of the common stocks of the S&P 500® Index (the “SPX”), which is the Underlying Index for SPY.  Information provided to or filed with the SEC by the SPY pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The SPY’s objective is to provide investment results that, before expenses, generally correspond to the price and yield performance of the SPX.  The SPY holds stocks and cash and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of stocks and cash on the basis of judgments made relating to economic, financial and market considerations.  To maintain the correspondence between the composition and weightings of the stocks held by the SPY and the component stocks of the SPX, SSGAT adjusts the holdings of the SPY from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks.  SSGAT aggregates certain of these adjustments and makes changes to the holdings of the SPY at least monthly or more frequently in the case of significant changes to the SPX.  Any change in the identity or weighting of a component stock will result in a corresponding adjustment to the prescribed holdings of the SPY effective on any day that the NYSE is open for business following the day on which the change to the SPX takes effect after the close of the market.  The value of SPDRs fluctuates in relation to changes in the value of the holdings of the SPY.  The market price of each individual SPDR may not be identical to the net asset value of such SPDR.

Although the SPY may at any time fail to own certain of the component stocks, the SPY will be substantially invested in the component stocks.  It is possible that, for a short period of time, the SPY may not fully replicate the performance of the SPX due to temporary unavailability of certain component securities in the secondary market or due to other extraordinary circumstances.  In addition, the SPY is not able to replicate exactly the performance of the SPX because the total return generated by the SPY’s portfolio of stocks and cash is reduced by the expenses of the SPY and transaction costs incurred in adjusting the actual balance of the SPY’s portfolio. The returns of the SPY may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Description of the S&P 500® Index

The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The SPX is a price return index and does not reflect the payment of dividends on the stocks included in the SPX.

Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry, and the market value and trading activity of the common stock of that company. Eleven main industry groups comprise the SPX: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate and Utilities. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above. As of the close of business on September 21, 2018, S&P and MSCI, Inc. updated the GICS structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies & Entertainment subindustry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment subindustry (which includes companies previously classified in the Home Entertainment Software subindustry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a subindustry in the Information Technology sector), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues are derived primarily through pay-per-click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies. The GICS structure changes were effective for the SPX as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing.

Index Computation

Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, S&P began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005.

S&P’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.

Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block.

For each stock, an IWF is calculated by dividing the available float shares, by the total shares outstanding. As of September 21, 2012, available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, S&P would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, S&P would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control.  As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX.  Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX.  If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.

The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all 500 component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructuring or spinoffs.  Some corporate actions, such as stock splits and stock dividends require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.

To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the index closing level.

Changes in a company’s shares outstanding and IWF due to its acquisition of another public company are made as soon as reasonably possible. At S&P’s discretion, de minimis merger and acquisition share changes are accumulated and implemented with the quarterly share rebalancing.

All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December.

Changes in a company’s total shares outstanding of 5% or more due to public offerings are made as soon as reasonably possible. Other changes of 5% or more (for example, due to tender offers, Dutch auctions, voluntary exchange offers, company stock repurchases, private placements, acquisitions of private companies or non-index companies that do not trade on a major exchange, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are generally announced on Fridays for implementation after the close of trading the following Friday (one week later). If a 5% or more share change causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change.  IWF changes resulting from partial tender offers are considered on a case-by-case basis.

The SPDR® S&P Midcap 400® ETF Trust

Description of the SPDR® S&P Midcap 400® ETF Trust

The SPDR® S&P Midcap 400® ETF Trust (“MDY”) is a unit investment trust that issues securities called “Units.” The MDY is governed by a standard terms and conditions of trust between The Bank of New York Mellon, as trustee, and PDR Services, LLC (“PDR”) (wholly owned by Intercontinental Exchange, Inc.), as sponsor of the MDY. The MDY is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “MDY.”

The MDY is an investment company registered under the Investment Company Act. Units represent an undivided ownership interest in a portfolio of all of the common stocks of the S&P MidCap 400® Index (the “MID”). Information provided to or filed with the SEC by the MDY pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-89088 and 811-08972, respectively ,through the SEC’s website at http://www.sec.gov. Additional information about PDR and the MDY may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPDR website. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this document.  Neither we nor any of our affiliates has undertaken any independent review or due diligence of such information.  Information from outside sources is not incorporated by reference in, and should not be considered a part of, this document.  As a prospective purchaser, you should undertake an independent investigation of the MDY as in your judgment is appropriate to make an informed decision with respect to an investment linked to the MDY.

The MDY seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of MID. To maintain the correspondence between the composition and weightings of stocks held by the MDY and component stocks of the MID, the MDY adjusts its holdings from time to time to conform to periodic changes made by S&P to the identity and/or relative weightings of the index securities in the MID.

The MDY utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the MID. The MDY holds a portfolio of the common stocks that are included in the MID, with the weight of each stock substantially corresponding to the weight of such stock in the MID.

Description of the S&P MidCap 400® Index

The MID is comprised of 400 companies with mid-sized market capitalizations. The calculation of the value of the MID (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies as of a particular time compared to the aggregate Market Value of the common stocks of 400 similar companies on the base date of June 28, 1991. The MID is published by SPDJI.

SPDJI chooses companies for inclusion in the MID with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the population of mid-size companies in the U.S. equity market. Eleven main industry groups comprise the MID: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate, Telecommunication Services and Utilities. Changes in the MID are reported daily in the financial pages of many major newspapers, on Bloomberg under the symbol “MID” and on the SPDJI website. Information contained in the SPDJI website is not incorporated by reference in, and should not be considered a part of, this document.

Index Calculation, Maintenance and Governance

The MID is calculated, maintained and governed using the same methodology as the S&P 500® Index. For additional information about the calculation, maintenance and governance of the S&P 500® Index, see “—The SPDR® S&P 500® ETF Trust—Description of the S&P 500® Index” below.

The SPDR® S&P® Oil & Gas Exploration & Production ETF

Description of the SPDR® S&P® Oil & Gas Exploration & Production ETF

The SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP”) is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of publicly traded equity securities of companies included in the S&P® Oil & Gas Exploration & Production Select Industry® Index (the “SPSIOP”). The XOP is managed by SPDR® Series Trust (the “SPDR Trust”), a registered investment company that consists of numerous separate investment portfolios, including the XOP. The XOP trades on the NYSE Arca under the ticker symbol “XOP.” Information provided to or filed with the SEC by the SPDR Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at www.sec.gov.

In addition, information about the XOP may be obtained from other sources including, but not limited to, the XOP’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the XOP is accurate or complete.

Description of the S&P® Oil & Gas Exploration & Production Select Industry® Index

The SPSIOP is calculated, maintained and published by SPDJI. The SPSIOP is a modified equal-weighted index that is designed to measure the performance of the oil and gas exploration and production sub-industry portion of the S&P Total Markets Index™ (the “S&P TM Index”). The S&P TM Index tracks all the U.S. common stocks listed on the NYSE (including NYSE Arca), the NYSE American, the Nasdaq Global Select Market, the Nasdaq Select Market, the Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, Cboe EDGX or Investors Exchange (IEX). The SPSIOP  is reported by Bloomberg under the ticker symbol “SPSIOP.”

Index Eligibility

For purposes of membership in the SPSIOP, SPDJI applies the inclusion and exclusion criteria separately. Membership is based on a company’s GICS® classification, as well as liquidity and market cap requirements.

Index Inclusion Criteria

To be eligible for inclusion in the SPSIOP, companies must be in the S&P TM Index, must be included in the following GICS ® sub-industries: integrated oil & gas, oil & gas exploration & production and oil & gas refining & marketing, and must satisfy one of the two following combined size and liquidity criteria:

•      have a float-adjusted market capitalization above U.S. $500 million and float-adjusted liquidity ratio above 90%; or

•      have a float-adjusted market capitalization above U.S. $400 million and float-adjusted liquidity ratio above 150%.

Some companies may have more than one share class line in the S&P TM Index. In the SPSIOP, each company is represented once by the primary listing, which is generally the most liquid share line.

All stocks satisfying the above requirements are included in the SPSIOP. At each rebalancing, at least 35 stocks are selected for the SPSIOP. In the event that fewer than 35 stocks are selected for the SPSIOP using the eligible primary sub-industries (primary stocks), certain indices will select stocks for inclusion from a supplementary list of highly correlated sub-industries (supplementary stocks) based on a process established by SPDJI. Additionally, minimum market capitalization requirements may be relaxed for the SPSIOP to ensure that there are at least 22 stocks in the SPSIOP as of each rebalancing effective date.

Index Exclusion Criteria

Existing index constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below U.S. $300 million or their float-adjusted liquidity ratio falls below 50%.

Eligibility Factors

Market Capitalization. The Market Capitalization measurement used is float-adjusted market capitalization. Under float adjustment, the share counts used in calculating the indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies, or other long-term strategic shareholders.

Liquidity. The liquidity measurement used is float-adjusted liquidity ratio, defined as dollar value traded over the previous 12-months divided by the float-adjusted market capitalization as of the rebalancing reference date. The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history. In these cases, the dollar value traded available as of the rebalancing reference date is annualized.

Takeover Restrictions. At the discretion of SPDJI, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in the SPSIOP. Ownership restrictions preventing entities from replicating the index weight of a stock may be excluded from the eligible universe or removed from the SPSIOP. SPDJI will provide up to five days advance notification of a deletion between rebalancing due to ownership restrictions.

Turnover. SPDJI believes turnover in index membership should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to the SPSIOP, not for continued

membership. As a result, an index constituent that appears to violate criteria for addition to the SPSIOP will not be deleted unless ongoing conditions warrant a change in the composition of the SPSIOP.

Sector Classification. The SPSIOP includes companies in the GICS® sub-industries set forth above.

Index Construction and Calculations

The SPSIOP are equal-weighted, with adjustments to individual constituent weights to ensure concentration and liquidity requirements, and calculated by the divisor methodology.

The index value of the SPSIOP is simply the market value of the SPSIOP divided by the index divisor:

and

where N is the number of stocks in the index, Pi is the price of stock i, IWFi  is the float factor of stock i (as defined below), and AWFi is the adjustment factor of stock i assigned at each index rebalancing date, t, which makes all index constituents modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index. The AWF for each index constituent, i, at rebalancing date, t, is calculated by:

where Z is an index specific constant set for the purpose of deriving the AWF and, therefore, each stock’s share count used in the index calculation (often referred to as modified index shares).

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between strategic (control) shareholders, whose holdings depend on concerns such as maintaining control rather than shorter term economic fortunes of the company, and those holders whose investments depend on the stock’s price and their evaluation of a company’s future prospects. Generally, these “control holders” include officers and directors, private equity, venture capital & special equity firms, asset managers and insurance companies with board of director representation, other publicly traded companies that hold shares for control, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings and investment plans, foundations or family trusts associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, SPDJI calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the SPSIOP.

Divisor. Continuity in index values of the SPSIOP is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the SPSIOP, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of the SPSIOP’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of the SPSIOP. The divisor of the SPSIOP is adjusted such that the index value of the SPSIOP at an instant just prior to a change in base capital equals the index value of the SPSIOP at an instant immediately following that change.

Basket liquidity. SPDJI calculates a maximum basket liquidity weight for each constituent in the index using the ratio of its three-month median daily value traded to the theoretical portfolio value. Each constituent’s weight in the index is, then, compared to its maximum basket liquidity weight and is set to the lesser of its maximum basket liquidity weight or its initial equal weight. All excess weight is redistributed across the index to the uncapped stocks.

If necessary, a final adjustment is made to ensure that no stock in the index has a weight greater that 4.5%. This step of the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. In such cases, SPDJI will make no further adjustments. If the SPSIOP contain exactly 22 stocks as of the rebalancing effective date, the index is equally weighted without basket liquidity constraints.

Index Maintenance

Index maintenance will follow that of the S&P TM Index. The membership of the SPSIOP is reviewed quarterly. Rebalancing occurs after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights. However, a company will be deleted from the SPSIOP if the S&P TM Index drops the constituent. Unless a constituent deletion causes the number of companies in the index to fall below 22, no addition will be made to the index until the next rebalancing.

At that time, the entire index will be rebalanced based on all eligibility criteria, including the minimum number of companies. If a constituent deletion causes the number of companies in the index to fall below 22, an addition is made assuming the weight of the dropped stock. When a stock is removed from the index at a price of $0.00, the stock’s replacement will be added to the index at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.  In case of GICS® changes, where a company does not belong to the regional banks sub-industry after the classification change, it is removed from the index at the next rebalancing.

The treatment of corporate actions is the same as in the S&P TM Index. In case of a spin-off, generally both the parent company and spin-off companies will remain in the index until the next rebalancing, regardless of whether they conform to the theme of the index. When there is no market-determined price available for the spin-off company, the spin-off company is added to the index at zero price at the close of the day before the ex-date. In the case of a rights offering, the price is adjusted to the price of the parent company minus (the price of the rights subscription/rights ratio). The number of the company’s shares in the index is changed so that its weight remains the same as its weight before the rights offering. In case of stock dividend, stock split or reverse stock split, the number of the company’s shares in the index is multiplied by and price is divided by the split factor. Share issuance, share repurchase, equity offering or warrant conversion will not cause an index adjustment. When special dividends are paid, the price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.

The VanEck Vectors® Gold Miners ETF

Description of the VanEck Vectors® Gold Miners ETF

The VanEck Vectors® Gold Miners ETF (the “GDX”) is an investment portfolio maintained and managed by VanEck VectorsTM ETF Trust (the “VanEck Vectors Trust”).  Van Eck Associates Corporation (“Van Eck”) is the investment adviser to the GDX.  The GDX is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “GDX.”

Information provided to or filed with the SEC by the VanEck Vectors Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The GDX seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index (the “GDM”).  The GDM, calculated by NYSE Arca, is a modified market capitalization-weighted index consisting of common stocks and ADRs of publicly traded companies involved primarily in mining for gold and silver.

The GDX normally invests at least 80% of its total assets in common stocks and ADRs of companies involved in the gold and silver mining industry.  The GDX’s 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed.  The GDX, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the GDM by investing in a portfolio of securities that generally replicates the GDM.  The returns of the GDX may be affected by certain management fees and other expenses, which are detailed in its prospectus.  Van Eck expects that, over time, the correlation between the GDX’s performance and that of the GDM before fees and expenses will be 95% or better.  A figure of 100% would indicate perfect correlation.

The GDX may choose to concentrate its investments in a particular industry or group of industries to the extent that the GDM concentrates in an industry or group of industries.

Correlation

The GDM is a theoretical financial calculation, while the GDX is an actual investment portfolio.  The performance of the GDX and the GDM will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”  The GDX, using a “passive” or indexing investment approach, can be expected to have a greater tracking error than a Fund using a replication indexing strategy.

Description of the NYSE Arca Gold Miners Index

The NYSE Arca Gold Miners Index was developed by the NYSE Amex (formerly the American Stock Exchange) and is calculated, maintained and published by the NYSE Arca.  The GDM is reported by Bloomberg under the ticker symbol “GDM.”  The index benchmark was 500.00 at the close of trading on December 20, 2002.

Objectives and Guiding Principles Underlying the GDM

The GDM is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver. The GDM includes common stocks, ADRs or GDRs of selected companies that are involved in mining for gold and silver and that are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors.  Generally, this includes exchanges in most developed markets and major emerging markets, and includes companies that are cross-listed, i.e., both U.S. and Canadian listings. NYSE Arca will use its discretion to avoid exchanges and markets that are considered “frontier” in nature or have major restrictions to foreign ownership. The index includes companies that derive at least 50% of their revenues from gold mining and related activities (40% for companies that are already included in the index).  Also, the index will maintain an exposure to companies with a significant revenue exposure to silver mining in addition to gold mining, which will not exceed 20% of the index weight at each rebalance. Only companies with market capitalization greater than $750 million that have a daily average trading volume of at least 50,000 shares and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the GDM. Starting in December 2013, for companies already included in the index, the market capitalization requirement at each rebalance will be $450 million, the average daily volume requirement will be at least 30,000 shares over the past three months and the average daily value traded requirement will be at least $600,000 over the past three months. NYSE Arca has the discretion to not include all companies that meet the minimum criteria for inclusion.

Index Calculation

The GDM is calculated on a price return basis using a modified market capitalization weighting methodology divided by a divisor.  The divisor was determined on the initial capitalization base of the index at the base level and may be adjusted as a result of corporate actions and composition changes.  The GDM is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the GDM:

i.      the weight of any single component security may not account for more than 20% of the total value of the GDM;

ii.     the component securities are split into two subgroups-large and small, which are ranked by market capitalization weight in the GDX.  Large stocks are defined as having an index weight greater than or equal to 5%.  Small stocks are defined as having an index weight below 5%; and

iii.   the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the GDM may not account for more than 45% of the total GDM value.

The GDM is reviewed quarterly so that the GDM components continue to represent the universe of companies involved in the gold and silver mining industry.  The NYSE Arca may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the GDM.  Changes to the GDM compositions and/or the component share weights in the GDM typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the weights for the component stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

Diversification Rule 1:  If any component stock exceeds 20% of the total value of the GDM, then all stocks greater than 20% of the GDM are reduced to represent 20% of the value of the GDM.  The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value.  After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.

Diversification Rule 2:  The components are sorted into two groups, large are components with a starting index weight of 5% or greater and small are those that are under 5% (after any adjustments for Diversification Rule 1).  The large group will represent in the aggregate 45% and the small group will represent 55% in the aggregate of the final index weight. This will be adjusted through the following process: The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 45% of the GDM.  If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will reduced proportionately.  The weight of each of the small components will be scaled up proportionately from the redistribution of the large components.  If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled down.  The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Index Maintenance

The GDM is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements.  Components will be removed from the GDM during the quarterly review if either (1) the market capitalization falls below $450 million or (2) the traded average daily shares for the previous three months is less than 30,000 shares and the average daily traded value for the previous three months is less than $600,000.  In conjunction with the quarterly review, the share weights used in the calculation of the GDM are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described above.  The index components and their share weights are determined and announced prior to taking effect.  The share weight of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events.  The share weights used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews.  However, in the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition.  The NYSE Arca may substitute stocks or change the number of stocks included in the GDM, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations.  In the event of component or share weight changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the GDM; the index divisor may be adjusted to ensure that there are no changes to the index price as a result of non-market forces.

The VanEck Vectors® Oil Services ETF

Description of the VanEck Vectors® Oil Services ETF

The VanEck Vectors® Oil Services ETF (the “OIH”) is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Oil Services 25 Index (the “MVOIH”). The OIH is issued by The VanEck Vectors® ETF Trust, a registered open-end management investment company. Prior to May 1, 2016, the VanEck Vectors® Oil Services ETF’s name was the Market Vectors Oil Services ETF. The OIH trades on the NYSE Arca under the ticker symbol “OIH.”

Information provided to or filed with the SEC by the The VanEck Vectors® ETF Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

Description of the MVIS® US Listed Oil Services 25 Index

The MVOIH is developed, maintained and published by MV Index Solutions GmbH (“MVIS”). The MVOIH is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue the publication of, the MVOIH.

The MVOIH is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% of their revenues from oil services to the upstream oil sector. The MVOIH contains only companies which are engaged primarily in oil equipment, oil services or oil drilling. It has a target coverage of 25 companies. The MVOIH is reported by Bloomberg under the ticker symbol “MVOIH.”

Index Constituent Selection

Constituent stocks of the MVOIH must have a market capitalization of greater than $150 million as of the end of the month prior to the month in which a rebalancing date occurs to be eligible for inclusion. Stocks whose market capitalizations fall below $75 million as of the end of the month prior to the month in which any rebalancing date occurs will no longer be eligible. Stocks must have a three month average daily trading volume of at least $1 million to be eligible for the MVOIH and issuers of such stocks must have traded at least an average of 250,000 shares per month over the last six months. Only shares that trade on a recognized U.S. exchange may qualify.

The MVOIH is reviewed on a semi-annual basis in March and September. The target coverage of the MVOIH is 25 companies from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. In addition to the periodic reviews, the MVOIH is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Index Calculation

The MVOIH is calculated using a capitalization weighting methodology, adjusted for float. The MVOIH is rebalanced semi-annually in March and September, and companies are added and/or deleted based upon the MVOIH eligibility criteria. The share weights of the MVOIH components are weighted according to their free-float market capitalization, as modified by the company-weighting cap factors. The MVOIH uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary.

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the MVOIH) should not change the level of the MVOIH. This is accomplished with an adjustment to the divisor. Any change to the stocks in the MVOIH that alters the total market value of the MVOIH while holding stock prices constant will require a divisor adjustment.

The WisdomTree® Japan Hedged Equity Fund

Description of the WisdomTree® Japan Hedged Equity Fund

The WisdomTree® Japan Hedged Equity Fund (the “DXJ”) is an investment portfolio maintained and managed by The WisdomTree Trust (“WTT”). Wisdom Tree Asset Management, Inc. (“WTAM”) is currently the investment adviser to the DXJ, and Mellon Investments Corporation is the sub-adviser. The DXJ trades on the NYSE Arca under the ticker symbol “DXJ.”

WTT is a registered investment company that consists of numerous separate investment portfolios, including the DXJ. Information provided to or filed with the SEC by WTT under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-132380 and 811-21864, respectively, through the SEC’s website at http://www.sec.gov.

Investment Objective and Strategy

The DXJ seeks investment results that track the price and yield performance, before fees and expenses, of the WisdomTree® Japan Hedged Equity Index. The WisdomTree® Japan Hedged Equity Index seeks to provide returns based on the performance of Japanese equity securities, while mitigating or “hedging” against fluctuations between the value of the Japanese yen and the U.S. dollar. The DXJ holdings represented the following principal sectors: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate, Telecommunication Services and Utilities.

The DXJ employs a “passive management” – or indexing – investment approach designed to track the performance of the WisdomTree® Japan Hedged Equity Index, as described below. The DXJ generally uses a “representative sampling” strategy to achieve its investment objective, meaning it generally will invest in a sample of securities in the WisdomTree® Japan Hedged Equity Index whose risk, return and other characteristics closely resemble the risk, return and other characteristics of the WisdomTree® Japan Hedged Equity Index as a whole. Under normal circumstances, at least 95% of the DXJ’s total assets (exclusive of collateral held from securities lending) will be invested in component securities of the WisdomTree® Japan Hedged Equity Index and investments that have economic characteristics that are substantially identical to the economic characteristics of such component securities.

The index “hedges” against fluctuations in the relative value of the Japanese yen against the U.S. dollar. The index is designed to have higher returns than an equivalent un-hedged investment when the yen is weakening relative to the U.S. dollar. Conversely, the index is designed to have lower returns than an equivalent unhedged investment when the yen is rising relative to the U.S. dollar. The index applies an applicable published one-month currency forward rate to the total equity exposure to Japan to hedged against fluctuations in the relative value of the Japanese yen against the U.S. dollar.

Forward currency contracts or futures contracts are used to offset the DXJ’s exposure to the Japanese yen. The amount of forward contracts and futures contracts in the DXJ is based on the aggregate exposure of the DXJ and the WisdomTree® Japan Hedged Equity Index to the Japanese yen. While this approach is designed to minimize the impact of currency fluctuations on DXJ returns, it does not necessarily eliminate the DXJ’s exposure to the yen. The return of the forward currency contracts and currency futures contracts may not perfectly offset the actual fluctuations between the yen and the U.S. dollar.

To the extent the WisdomTree® Japan Hedged Equity Index concentrates (i.e., holds 25% or more of its total assets in the securities of a particular industry or group of industries), the DXJ will seek to concentrate its investments to approximately the same extent as the WisdomTree® Japan Hedged Equity Index.

The returns of the DXJ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Description of the WisdomTree® Japan Hedged Equity Index

The WisdomTree® Japan Hedged Equity Index is a designed to measure the performance of the dividend-paying segment of the Japan stock market, while minimizing exposure to the Japanese yen fluctuations relative to the U.S. dollar. The WisdomTree® Japan Hedged Equity Index consists of dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange that derive less than 80% of their revenue from sources in Japan. By excluding companies that derive 80% or more of their revenue from Japan, the WisdomTree® Japan Hedged Equity Index is concentrated on dividend-paying companies with a more significant non-Japan revenue base.  The companies included in the WisdomTree® Japan Hedged Equity Index typically have greater exposure to the value of global currencies and, in many cases, their business prospects historically have improved when the value of the Japanese yen has declined and have weakened when the value of the Japanese yen has increased. Constituent securities are weighted based on dividends paid over the prior annual cycle. The WisdomTree® Japan Hedged Equity Index tracks the performance of the WisdomTree® Japan Dividend Index (the “WT Japan Dividend Index”) absent the effect of the fluctuation of the Japanese Yen against the U.S. dollar. The WisdomTree® Japan Hedged Equity Index is calculated in U.S. dollars and published daily on Bloomberg under the ticker symbol “WTIDJH.” The WisdomTree® Japan Hedged Equity Index was established with a base value of 100 on February 1, 2010.

Objectives and Guiding Principles of the WisdomTree® Japan Hedged Equity Index

The selection and weighting methodology of the WisdomTree® Japan Hedged Equity Index are identical to those of the WT Japan Dividend Index, as described below. The WisdomTree® Japan Hedged Equity Index is designed to remove from index performance the impact of changes to the value of the Japanese yen relative to the U.S. dollar. In this sense, the WisdomTree® Japan Hedged Equity Index attempts to “hedge” against fluctuations in the relative value the Japanese yen against the U.S. dollar. The WisdomTree® Japan Hedged Equity Index is designed to have higher returns than the WisdomTree® Japan Dividend Index when the yen is weakening relative to the U.S. dollar. Conversely, the WisdomTree® Japan Hedged Equity Index is designed to have lower returns than the WisdomTree® Japan Dividend Index when the yen is rising relative to the U.S. dollar.

Calculation of the WisdomTree® Japan Hedged Equity Index

The WisdomTree® Japan Hedged Equity Index hedges the currency effects of the WT Japan Dividend index using the following calculation:

Where:

Forward Rate = WM/Reuters one-month forward rate in Japanese yen per U.S. dollar (as published by the W/M Reuters to reflect the spot rate in Japanese yen per U.S. dollar one month in the future);

Spot Rate = spot rate in Japanese yen per U.S. dollar;

m=month, d= 1, 2, 3,... D calendar days (i.e., md is day d for month m and m0 is the last day of month m-1). D=Total number days in month.

Membership Criteria

The WisdomTree® Japan Hedged Equity Index consists only of companies that:

meet the minimum liquidity requirements established by WTI, including the requirement that shares of such component companies must have traded at least 250,000 shares per month for each of the six months preceding the annual screening date;

are incorporated in Japan;

list their shares on the Tokyo Stock Exchange;

have paid at least $5 million in cash dividends on common stock shares in the annual cycle prior to the annual reconstitution;

have a market capitalization of at least $100 million on the annual screening date; and

have an average daily dollar volume of at least $100,000 for three months preceding the annual screening date.

Common stocks, REITs, tracking stocks and holding companies are eligible for inclusion. ADRs, GDRs and European DRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds and derivative securities such as warrants and rights are not eligible.

Weighting of the WisdomTree® Japan Hedged Equity Index

The WisdomTree® Japan Hedged Equity Index is a modified capitalization-weighted index that employs a weighting formula designed to reflect the effect that dividends play in the total return of the WisdomTree® Japan Hedged Equity Index. The initial weight of an index component at the annual reconstitution, the “Cash Dividend Factor,” is derived by multiplying the U.S. dollar value of the company’s annual dividend per share by the number of common shares outstanding for that company. The Cash Dividend Factor is calculated for every index component and then summed. Each component’s weight is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in the WisdomTree® Japan Dividend Index, and is set immediately after the close of trading on the second Friday of June. New component weights take effect before the opening of trading on the first Monday following the third Friday of June (the “International Reconstitution Date”). Special dividends are not included in the computation of the weight.

The WisdomTree® Japan Dividend Index is modified, and all other components in the WisdomTree® Japan Dividend Index are rebalanced at the close of the current calendar quarter should the following occur:

if any company achieves a weighting equal to or greater than 24.0% of the WisdomTree® Japan Dividend Index, its weighting will be reduced to 20.0%; or

if the “collective weight” of index components whose individual current weights equal or exceed 5.0% of the WT Japan Dividend Index, when added together, equal or exceed 50.0% of the WisdomTree® Japan Dividend Index, the weightings of those component securities will be reduced so that their collective weight equals 40.0% of the WT Japan Dividend Index.

Further iterations of the adjustments may occur until no company or group of companies violate the rules described above.

The following capping rules apply in the following order: the maximum weight of any individual security is capped at 5% on the annual rebalance prior to the introduction of sector caps, and the weights of all other components will be adjusted proportionally. If any sector achieves a weight equal to or greater than 25% of the WisdomTree® Japan Dividend Index, the weights of companies will be proportionally reduced to 25% as of the annual screening date. In response to market conditions, sector weights may fluctuate above 25% between annual screening dates.

The weight of an index component of the WisdomTree® Japan Dividend Index is calculated as follows:

Where:

•      Si = Number of shares in the index for security I;

•      Pi = Price of security I;

•      Ei = U.S. dollars per Japanese yen; if the security price is in U.S. dollars, Ei = 1; and

•      Div = Divisor.

Dividend Treatment

The WisdomTree® Japan Hedged Equity Index is calculated to capture price appreciation and total return, which assumes dividends are reinvested in the index securities. Where information is available about both gross and net dividends, the WisdomTree® Japan Hedged Equity Index assumes reinvestment of net dividends. Normal dividend payments are reinvested and accounted for in the WisdomTree® Japan Hedged Equity Index, while special dividends that are not reinvested in the index require index divisor adjustments to prevent the distribution from distorting the price index.

Multiple Share Classes

In the event that a component company issues multiple classes of shares of common stock, each class of shares will be included in the WisdomTree® Japan Dividend Index, provided that dividends are paid on those shares. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the WisdomTree® Japan Dividend Index.

Index Maintenance

Index maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the WisdomTree® Japan Dividend Index shares and the stock prices of the component companies in the WisdomTree® Japan Dividend Index. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the WisdomTree® Japan Dividend Index shares or the stock prices of the component companies in the index. Other corporate actions, such as special dividends and entitlements, may require index divisor adjustments.

CERTAIN TERMS OF THE NOTES

General

Each issue of the notes will be part of a series of medium-term notes entitled “Senior Global Medium-Term Notes” that will be issued under the indenture, as amended and supplemented from time to time.  The indenture is described more fully in the accompanying prospectus supplement and prospectus.  The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.  These documents should be read in connection with this document and the applicable free writing prospectus or pricing supplement.

The notes will be payable only in U.S. dollars. The notes are not subject to any sinking fund. The notes are not subject to the defeasance provisions described under “Description of Senior Debt Securities—Defeasance” in the accompanying prospectus.

We will issue the notes in the form of a fully registered global note registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except in the limited circumstances described in the accompanying prospectus supplement, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive the notes in definitive form and will not be considered holders of  the notes under the indenture.

Physical Delivery Amount

If the payment at maturity is in physical shares of a Fund, the number of shares received (or the amount of marketable securities received) is referred to as the “Physical Delivery Amount” (with any fractional shares to be paid in cash).  Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the Physical Delivery Amount will be calculated by the calculation agent by dividing the principal amount of your notes by the Closing Price of the Fund that is set on the pricing date (the “Initial Price”).  The Physical Delivery Amount, the Initial Price of a Fund and other amounts may change due to corporate actions.  We may at our sole option elect to pay investors in cash in lieu of the Physical Delivery Amount.

Coupon Payment Dates, Call Payment Dates and Maturity Date

If (1) a day on which a coupon payment is scheduled to be made (a “Coupon Payment Date”), (2) a day on which payment is to be made if the notes are called (a “Call Payment Date”) or (3) the maturity date stated in the applicable free writing prospectus or pricing supplement is not a Business Day (as defined below), the amounts payable or the Physical Delivery Amount will be paid or delivered on the next following Business Day and no interest will be paid in respect of such postponement.  The calculation agent may postpone (i) a scheduled date on which the coupon due is determined  (a “Coupon Determination Date”), and therefore the related Coupon Payment Date; (ii) a scheduled date on which it is determined if the notes will be called (a “Call Observation Date”), and therefore the related Call Payment Date; or (iii) the scheduled Final Valuation Date, and therefore the maturity date, in each case if any such date is not a Trading Day or a Market Disruption Event occurs or is continuing on such date.  We describe the effect of Market Disruption Events under “—Valuation Dates” and “ —Market Disruption Events” below.

Observation Periods

For Notes Where the Reference Asset Is a Single Fund

If any date during a period in which the Fund is observed either continuously or at market close for the occurrence of a knock-out or other event (an “Observation Period”) is not a Trading Day, such date will be excluded from the Observation Period.  If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date), then such date will be excluded from the Observation Period, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period and the calculation agent will determine the Closing Price of the Fund for each such date in good faith and in its sole discretion using its estimate of the exchange traded price for the Fund that would have prevailed but for that Market Disruption Event.  If a Valuation Date that is part of an originally scheduled Observation Period is postponed, then the Observation Period will be extended to include such Valuation Date as postponed.

For Notes Where the Reference Asset Consists of Multiple Funds

If any date during an Observation Period is not a Trading Day for any Fund, such date will be excluded from the Observation Period for that Fund.  If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date) for a Fund, then such date will be excluded from the Observation Period for such Fund, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period for such Fund and the calculation agent will determine the Closing Price of such Fund for each such date in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event.  For each Fund that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists with respect to each Fund independent from other Funds.  Therefore, a Market Disruption

Event may exist for certain Funds and not exist for other Funds.  If a Valuation Date that is part of an originally scheduled Observation Period is postponed for a Fund, then the Observation Period for such Fund will be extended to include such Valuation Date as postponed. If no Market Disruption Event exists with respect to a Fund on the originally scheduled Valuation Date, the Observation Period with respect to such Fund will not be extended, irrespective of the existence of a Market Disruption Event with respect to any other Funds on the originally scheduled Valuation Date.

Valuation Dates

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the payment on the notes is calculated based on the value of the Reference Asset on the Coupon Determination Dates, Call Observation Dates, or one or more other dates during the term of the notes (each such date a “Valuation Date,” and the last of such dates, or if there is only one such date, the “Final Valuation Date”).

For Notes Where the Reference Asset Is a Single Fund

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Trading Day, then such Valuation Date will be the next succeeding day that is a Trading Day.  If a Market Disruption Event exists on a Valuation Date, then such Valuation Date will be the next Trading Day on which there is no Market Disruption Event.  If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then such fifth scheduled Trading Day will nonetheless be the Valuation Date, and the calculation agent will determine the Closing Price for such Fund on that day in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, if the payment on the notes is calculated based on the Closing Prices of the Fund on certain consecutive scheduled Trading Days (a “Valuation Period”), and if (i) a Market Disruption Event occurs on a scheduled Valuation Date or (ii) any scheduled Valuation Date is determined by the calculation agent not to be a Trading Day (any such day in either (i) or (ii) being a “non-Valuation Date”), the Closing Price of the Fund for the applicable non-Valuation Date will be the Closing Price of the Fund on the next Valuation Date that occurs during the Valuation Period.  For example, if the first and second scheduled Valuation Dates during the Valuation Period are non-Valuation Dates, then the Closing Price of the Fund on the third scheduled Valuation Date will also be the Closing Price of the Fund on the first and second scheduled Valuation Dates during the Valuation Period.  If no further Valuation Dates occur after a non-Valuation Date, or if every scheduled Valuation Date after that non-Valuation Date is also a non-Valuation Date, then the calculation agent will determine the Closing Price of the Fund for that non-Valuation Date and each following non-Valuation Date, if any (or for all the scheduled Valuation Dates during the Valuation Period, if applicable), in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event. For the avoidance of doubt, if Valuation Dates are scheduled to be within certain consecutive scheduled Trading Days, a Market Disruption Event on the first such scheduled Valuation Date could cause a Market Disruption Event to occur on one or more Valuation Dates simultaneously.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

For Notes Where the Reference Asset Consists of Multiple Funds

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Trading Day for a Fund, then such Valuation Date for such Fund will be the next succeeding day that is a Trading Day for such Fund.  If a Market Disruption Event exists on a Valuation Date for a Fund, then such Valuation Date for such Fund will be the next Trading Day on which there is no Market Disruption Event for that Fund.  If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then such fifth scheduled Trading Day will nonetheless be the Valuation Date for such Fund and the calculation agent will determine the Closing Price for such Fund on that day in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event.

If the payment on the notes is calculated based on the Closing Prices of the Funds during a Valuation Period, the Closing Price of each Fund will be determined as described in the second paragraph of “— Valuation Dates—For Notes Where the Reference Asset Is a Single Fund” above.

For each Fund that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists on a Valuation Date with respect to each Fund independent from other Funds. Therefore, a Market Disruption Event may exist for certain Funds and not exist for other Funds. If no Market Disruption Event exists with respect to a Fund on an originally scheduled Valuation Date, the Closing Price of such Fund as of that Valuation Date will be its Closing Price on that Valuation Date, irrespective of the existence of a Market Disruption Event with respect to any other Funds on that Valuation Date.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

Market Disruption Events

As to any Fund that holds equity securities, unless otherwise specified in the applicable free writing prospectus or pricing supplement, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

A.    the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Fund (or the Successor Fund) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

B.    the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the Fund (or the Successor Fund) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of the Fund;

C.    the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component securities of the relevant Underlying Index (or the Successor Underlying Index (as defined below)) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise the Underlying Index or any Successor Underlying Index;

D.    the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or the Successor Underlying Index) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the Underlying Index or any Successor Underlying Index;

E.     the determination that a scheduled Valuation Date is not a Trading Day by reason of an extraordinary event, occurrence, declaration, or otherwise; or

F.     in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to maintain or unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)     a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)     a decision to permanently discontinue trading in the shares of the Fund (or Successor Fund) or the relevant futures or options contracts relating to those shares or the relevant Underlying Index (or any Successor Underlying Index) will not constitute a Market Disruption Event;

(3)     a suspension in trading in a futures or options contract on the shares of the Fund (or Successor Fund) or the relevant Underlying Index (or any Successor Underlying Index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Fund;

(4)     subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)     if applicable to a Fund or an Underlying Index with component securities listed on the NYSE, for the purpose of clauses A and C above, any limitations on trading during significant market fluctuations under the NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

The applicable free writing prospectus or pricing supplement will set forth the definition of “Market Disruption Event” for a commodity-based Fund.

Anti-Dilution Adjustments

If any of the dilution events described below occurs with respect to a Fund, the calculation agent will adjust the Initial Price of that Fund as described below. If the Initial Price of a Fund is adjusted, any value related to the Initial Price of that Fund, including a buffer price, a barrier price or a Physical Settlement Amount, as applicable, will also be adjusted based on that adjusted Initial Price.

The calculation agent will adjust the Initial Price of a Fund as described below, but only if an event described in this section occurs with respect to that Fund and only if the relevant event occurs during the period described in the applicable subsection below. The Initial Price of a Fund and any related value will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect a Fund.

If more than one anti-dilution event requiring adjustment occurs with respect to a Fund, the calculation agent will adjust the Initial Price of that Fund for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Initial Price of a Fund for the first event, the calculation agent will adjust the Initial Price of that Fund for the second event, applying the required adjustment to the Initial Price of that Fund as already adjusted for the first event, and so on for each subsequent event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The calculation agent may, in its sole discretion, make additional adjustments or adjustments that differ from those described below to a Fund if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

If a Fund is subject to a stock split or pays a stock dividend, then the calculation agent will adjust the Initial Price of that Fund by dividing its original Initial Price by the number equal to: (1) the number of shares of such Fund outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of such Fund outstanding immediately before the stock split or stock dividend becomes effective. This adjustment will not be made, however, unless:

•      in the case of a stock split, the first day on which such Fund trades without the right to receive the stock split occurs after the pricing date and on or before the applicable Valuation Date; or

•      in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the applicable Valuation Date.

The ex-dividend date for any dividend or other distribution with respect to such Fund is the first day on which such Fund trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a Fund is subject to a reverse stock split, then the calculation agent will adjust the Initial Price of such Fund by multiplying its original Initial Price by a number equal to: (1) the number of shares of such Fund outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of such Fund outstanding immediately after the reverse stock split becomes effective. This adjustment will not be made, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable Valuation Date.

Extraordinary Dividends

Any distribution or dividend on a Fund determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the Fund Issuer’s historical dividend practices will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to a Fund, the calculation agent will adjust the Initial Price of such Fund to equal the product of: (1) its original Initial Price times (2) a fraction, the numerator of which is the amount by which the Closing Price of such Fund on the Trading Day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the Closing Price of such Fund on the Trading Day before the ex-dividend date. This adjustment will not be made, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable Valuation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for such Fund equals:

•      for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of such Fund minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for such Fund; or

•      for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of such Fund of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a Fund that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to its Initial Price only as described under “—Stock Splits and Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described under this subsection.

Transferable Rights and Warrants

If a Fund issues transferable rights or warrants to all holders of such Fund to subscribe for or purchase such Fund at an exercise price per share that is less than the Closing Price of such Fund on the Trading Day before the ex-dividend date for the issuance, then the Initial Price of such Fund will be adjusted by multiplying its original Initial Price by the following fraction:

•      the numerator will be the number of shares of such Fund outstanding at the close of business on the Trading Day before that ex-dividend date plus the number of additional shares of such Fund that the aggregate offering price of the total number of shares of such Fund so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the Closing Price of such Fund on the Trading Day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the Closing Price of such Fund on the Trading Day before that ex-dividend date; and

•      the denominator will be the number of shares of such Fund outstanding at the close of business on the Trading Day before that ex-dividend date plus the number of additional shares of such Fund offered for subscription or purchase under those transferable rights or warrants.

This adjustment will not be made, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable Valuation Date.

Reorganization Events

If after the pricing date and on or prior to the relevant Valuation Date, as to any Fund, the Fund or its Successor Fund has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Initial Price for such Fund or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Fund or to the notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Fund to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of or Material Change to a Fund.”

Other Events

The calculation agent is empowered to make such adjustments to any terms of the notes for other events not described above in its sole discretion.

Discontinuance of or Material Change to a Fund

If shares of a Fund are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Fund (that exchange traded fund being referred to herein as a “Successor Fund”). In that event, the calculation agent will adjust the Initial Price of the Fund or any other terms of the notes as necessary such that the Successor Fund closely replicates the performance of the Fund.

If a Fund (or a Successor Fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Fund (or a Successor Fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Price of such Fund (or a Successor Fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Fund (or a Successor Fund). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

If a Successor Fund is selected or the calculation agent calculates the Closing Price of a Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund (or a Successor Fund), that Successor Fund or substitute computation methodology, as applicable, will be substituted for the Fund (or that Successor Fund) for all purposes of the notes.

If at any time:

•      an Underlying Index (or the underlying index related to a Successor Fund) is discontinued or ceases to be published and (i) the Reference Sponsor of the Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “Successor Underlying Index”) or (ii) the Reference Sponsor of the Fund does not announce that the Fund will track the Successor Underlying Index; or

•      a Fund (or a Successor Fund) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the Fund, or a material change to the related Underlying Index) so that the Fund does not, in the opinion of the calculation agent, fairly represent the price per share of that Fund (or that Successor Fund) had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Price of that Fund (or that Successor Fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Price of the Fund (or any Successor Fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Fund or the related Underlying Index may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth Business Day (the “date of acceleration”) following the date of that determination and the amount payable to you will be calculated as though the date of acceleration were the maturity date and the Final Valuation Date were the fifth scheduled Trading Day prior to the maturity date, as accelerated.  In addition, if the notes pay interest, you will receive interest accrued on the notes until the date that the required amount is paid.

Certain Definitions

Business Day

A “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Closing Price

The “Closing Price” of a Fund (or a Successor Fund) on any Trading Day will be its closing price on such Trading Day, as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page, as specified for that Fund in the applicable free writing prospectus or pricing supplement, or on any successor page on the Bloomberg Professional® service or any successor service, subject to adjustment as described under “— Anti-Dilution Adjustments” above.

Record Date

Coupons will be payable to the persons in whose names the notes are registered at the close of business on the Business Day immediately preceding the related Coupon Payment Date (the “Regular Record Date”), and the final coupon payable at maturity or upon an early redemption, as applicable, will be payable to the persons in whose names the notes are registered on the maturity date or the Call Payment Date, as applicable.

Trading Day

A “Trading Day” for a Fund is a day on which the principal trading market for the Fund is open for trading.

Payment When Offices or Settlement Systems Are Closed

If any payment, including any delivery of physical shares of a Fund, is due on the notes on a day that would otherwise be a Business Day but is a day on which the office of a paying agent or a settlement system is closed, we will make the payment on the next Business Day when that paying agent or system is open.  Any such payment will be deemed to have been made on the original due date, and no additional interest will be paid on account of the delay.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this underlying supplement.  Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

We are expected to act as the calculation agent for each issue of the notes.  However, we may change the calculation agent at any time without notifying you.  The identity of the calculation agent will be set forth in the applicable free writing prospectus or pricing supplement.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through DTC against payment by purchasers of the notes in immediately available funds.  We will pay the payments on the notes in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

If the notes have become immediately due and payable following an Event of Default (as defined under “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus) with respect to the notes, the default amount payable will be equal to the payment at maturity described in the applicable free writing prospectus or pricing supplement, calculated as though the date of acceleration were the maturity date and the Final Valuation Date were the fifth scheduled Trading Day prior to the maturity date, as accelerated.  In addition, if the notes pay interest, you will receive interest accrued on the notes until the date that the required amount is paid.

If the notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the notes. For more information, see “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus.

Withholding

The Bank or the applicable paying agent will deduct or withhold from a payment on a note any present or future tax, duty, assessment or other governmental charge that the Bank determines is required by law or the interpretation or administration thereof to be deducted or withheld. Payments on a note will not be increased by any amount to offset such deduction or withholding.

Listing

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the notes will not be listed on a securities exchange or quotation system.

THE BANK’S ESTIMATED VALUE OF THE NOTES

The Bank’s initial estimated value of the notes that will be set forth on the cover of the applicable free writing prospectus or pricing supplement will be equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The Bank’s initial estimated value does not represent a minimum price at which an agent or any other person would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—The Bank’s initial estimated value of the notes will not be determined by reference to credit spreads for our conventional fixed-rate debt” above. The value of the derivative or derivatives underlying the economic terms of the notes is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s initial estimated value of the notes will be determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—The Bank’s initial estimated value does not represent future values of the notes and may differ from others’ estimates” above.

The Bank’s initial estimated value of the notes will be lower than the initial issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the initial issue price of the notes. These costs include the selling commissions paid to the Bank and other affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the notes. See “Risk Factors—The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes” above.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder (as defined therein) owning debt securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus.  Canadian federal income tax considerations applicable to the notes may be described particularly when such notes are offered in the applicable free-writing prospectus or pricing supplement related thereto and, in that event, the disclosure in the accompanying prospectus will be superseded by the disclosure in such free-writing prospectus or pricing supplement to the extent indicated therein.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain U.S. federal income tax consequences that could be applicable to the acquisition, ownership and disposition of the notes by a U.S. Holder (as defined below) thereof. This description only applies to notes held as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and issued by the Bank (or through a non-U.S. branch of the Bank). This summary addresses certain U.S. federal income tax consequences with respect to notes the performance on which is linked to one or more market-based funds.  It does not address U.S. federal income tax consequences of other types of notes which may be issued under the program.  The applicable final terms and pricing supplement will contain additional or modified disclosure concerning the certain U.S. federal income tax consequences relevant to such type of note as appropriate.

This summary does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to U.S. Holders that are subject to special tax rules, such as:

•      financial institutions;

•      insurance companies;

•      real estate investment trusts;

•      regulated investment companies;

•      grantor trusts;

•      tax-exempt organizations;

•      persons that will own notes through partnerships or other pass-through entities;

•      dealers or traders in securities or currencies;

•      certain former citizens or long-term residents of the United States;

•      holders that will hold a note as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes; or

•      holders that have a functional currency other than the U.S. dollar.

This summary does not address the U.S. federal estate and gift tax, alternative minimum tax, or Medicare unearned income tax consequences of the acquisition, ownership or disposition of the notes.  This disclosure only addresses the U.S. federal income tax treatment of holders that acquire the notes as part of the initial distribution at their issue price (as defined below). Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the notes and any consequences arising on account of the purchaser’s particular circumstances.

This summary is based on the Code, existing and proposed U.S. Treasury Regulations, administrative pronouncements and judicial decisions, each as available and as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of notes who for U.S. federal income tax purposes is any of the following:

•      an individual citizen or resident of the United States;

•      a corporation (or any other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•      an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•      a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

Payments Designated as Interest

The Issuer will report amounts designated as interest paid to a U.S. Holder on a note as includible in the U.S. Holder’s gross income as ordinary income. In addition, interest on the notes should be treated as foreign source income for U.S. federal income tax purposes. Subject to certain conditions and limitations, non-U.S. taxes, if any, withheld on interest payments may be treated as non-U.S. taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on non-U.S. taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific “baskets” of income. Interest on the notes generally will constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” As an alternative to the tax credit, a U.S. Holder may elect to deduct such taxes (the election would then apply to all non-U.S. income taxes such U.S. Holder paid in that taxable year). The rules governing the U.S. foreign tax credit are complex. U.S. Holders are urged to consult their tax advisor regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Under recently enacted tax rules, if a U.S. Holder employs the accrual method of accounting, keeps applicable financial statements and income is recognized for financial accounting purposes prior to the time that the U.S. Holder otherwise would recognize the income for U.S. federal income tax purposes, the income will be recognized for tax purposes in accordance with such applicable financial statements.  For this purpose, an applicable financial statement includes a financial statement used for credit purposes, or for reporting to shareholders, partners, or other proprietors. These rules are likely to apply to amounts designated as interest on the notes.

Notes Treated as Derivatives

Except as disclosed in an applicable pricing supplement, the notes will not be treated as indebtedness for federal income tax purposes, but will be treated as prepaid cash-settled derivative contracts.  In this case, holders should generally recognize capital gain or loss upon the sale, exchange or payment on maturity in an amount equal to the difference between the amount they receive at such time and their tax basis in the notes, other than accrued but unpaid interest which will be taxable as ordinary income. In general, your tax basis in the notes will be equal to the price they paid for them. Such gain or loss should generally be long-term capital gain or loss if you have held your notes for more than one year. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for notes of a U.S. holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same U.S. holder until maturity, that holder’s holding period will generally include the maturity date.

Any gain or loss realized on the sale, exchange, retirement or other disposition of a note generally will be treated as U.S. source gain or loss, as the case may be. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of a note.

The U.S. Treasury and the Internal Revenue Service (the “IRS”) released a 2008 Notice that may affect the taxation of holders of notes taxed as prepaid derivatives. According to the notice, the IRS and the U.S. Treasury are considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. The notice also states that the IRS and the U.S. Treasury are also considering other relevant issues, including whether gain or loss from such instruments should be treated as ordinary or capital and whether the special constructive ownership rules of Section 1260 of the Code might be applied to such instruments. While it is not clear whether any notes would be viewed as similar to instruments discussed in such notice, it is possible that any future guidance could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Alternative Federal Income Tax Treatment of the Notes

As noted above, there is no judicial or administrative authority discussing how the notes should be treated for U.S. federal income tax purposes. Therefore, other treatments would also be reasonable and the IRS might assert that treatment other than that described above is more appropriate.

For example, notes may be properly treated as an investment unit consisting of (i) a non-contingent debt instrument issued by us to you (the “Debt Portion”) and (ii) a put option with respect to the Reference Assets written by you and purchased by us (the “Put Option”).

If the notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of the notes is treated as issued for the Principal Amount of the notes and that interest payments on the notes are treated in part as payments of interest and in part as payments for the Put Option. Under this characterization, a percentage of each Contingent Coupon Payment would be treated as an interest payment for U.S. federal income tax purposes and a percentage of each Contingent Coupon Payment would be treated as payment for the Put Option for U.S. federal income tax purposes. The percentage treated as an interest payment for U.S. federal income tax purposes generally would equal our customary market borrowing rate for this type of instrument without taking into account the Reference Assets and associated terms, the remaining percentage of the Contingent Coupon Payment would be in consideration of the Put Option.

If you receive the cash payment of the full Principal Amount of your notes upon the call or maturity, such payment is likely treated as (i) payment in full of the Principal Amount of the Debt Portion (which would not result in the recognition of gain or loss) and

(ii) the lapse of the Put Option which likely results in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described in the preceding paragraph. If you receive a cash payment upon the maturity of your notes (excluding cash received as interest) of less than the full Principal Amount of your notes, such payment would likely be treated as (i) payment in full of the Principal Amount of the Debt Portion (which would not result in the recognition of gain or loss) and (ii) the cash settlement of the Put Option pursuant to which you paid to us an amount equal to the excess of the Principal Amount of your notes over the amount that you received upon the maturity of the notes (excluding cash received as interest) in order to settle the Put Option. If the amount paid to you for the Put Option and deferred as described in the preceding paragraph is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss in an amount that is equal to such difference.  Conversely, if the aggregate amount paid to you for the Put Option and deferred as described in the preceding paragraph is greater than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital gain in an amount that is equal to such excess.

Upon the sale of notes, you would be required to apportion the value of the amount you receive between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted U.S. federal income tax basis in the Debt Portion (which would generally be equal to the Principal Amount of the notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be long-term capital gain or loss if your holding period is greater than one year. The amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale of the notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.

Certain notes may be treated as a single debt instrument subject to the special tax rules governing contingent payment debt instruments. If the notes are subject to such special rules applicable to contingent payment debt instruments, the amount of interest U.S. holders are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing “original issue discount” or OID on a hypothetical noncontingent debt instrument with that projected payment schedule. In addition to accruing interest income in accordance with the comparable yield, a U.S. holder will be required to make adjustments if the actual amounts that holder receives in any taxable year differs from the projected payment schedule. These rules could possibly have the effect of requiring U.S. holders to include amounts in income in respect of the notes prior to receipt of cash attributable to that income.

U.S. holders will recognize gain or loss on the sale, redemption or maturity of notes treated as contingent payment debt instruments in an amount equal to the difference, if any, between the amount of cash received at that time and their adjusted basis in the notes. In general, a U.S. holder’s adjusted basis in such notes will equal the amount the holder paid for the notes, increased by the amount of interest that was previously accrued and is still unpaid with respect to the notes. Any such gain will generally be ordinary income and any such loss that will generally be ordinary loss to the extent the interest included as income in the current or previous taxable years, and thereafter will be capital loss.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation, to certain non-corporate holders of notes that are U.S. persons. Information reporting generally will apply to payments of principal of, and interest on, notes, and to proceeds from the sale or redemption of, notes within the United States, or by a U.S. payor or U.S. middleman, to a holder of notes that is a U.S. person (other than an exempt recipient, including a corporation, and certain other persons). The payor will be required to backup withhold on payments made within the United States, or by a U.S. payor or U.S. middleman, on a note to a holder of a note that is a U.S. person, other than an exempt recipient, such as a corporation, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Additionally, U.S. Holders that are individuals (and, to the extent provided in future regulations, certain entities) may be required to disclose information about their notes on Form 8938—Statement of Specified Foreign Financial Assets—if the aggregate value of their notes and their “specified financial assets” exceeds $50,000 (or other thresholds depending on the individual’s exact circumstances). Significant penalties can apply if a U.S. Holder fails to disclose its specified foreign financial assets. U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

FATCA Withholding

The Foreign Account Tax Compliance provisions of the Code (“FATCA”) assist the IRS in enforcing U.S. taxpayer compliance. FATCA may impose a 30% withholding tax on payments of U.S. source income, in each case to (i) certain non-U.S. financial institutions that do not enter into and comply with an agreement to provide the IRS information about their accountholders (as defined for purposes of FATCA), comply with certain rules or law implementing an intergovernmental agreement between the United States and the non-U.S. financial institution’s jurisdiction implementing FATCA with respect to such jurisdiction or otherwise qualify for an exemption from, or are deemed to comply with, FATCA (an institution meeting such requirements, a “Compliant FFI”) and (ii) certain other non-U.S. entities that do not provide payors with information about their substantial U.S. holders or establish that they have no substantial U.S. holders.

Starting two years following the date of publication of final U.S. Treasury Regulations defining the term “foreign passthru payments” (the “Publication Date”), FATCA may also impose withholding tax on such “foreign passthru payments.” Thus, the Issuer may in certain circumstances be required under FATCA to withhold U.S. tax at a rate of 30% on all or a portion of payments of principal and interest which are treated as “foreign passthru payments” made to (i) non-U.S. financial institutions (whether holding the notes as a beneficial owner or intermediary) unless the payee is a Compliant FFI or (ii) any holders that do not provide information sufficient to determine whether the payee is a U.S. person (“Recalcitrant Holders”). Whether or not FATCA withholding tax could apply to “foreign passthru payments” on the notes may depend upon an applicable intergovernmental agreement (“IGA”) relating to FATCA between the United States and the jurisdiction of the Issuer, Guarantor or the applicable Issuer Branch of Account.

The Bank is a Reporting Financial Institution (“Reporting FI”) pursuant to the US-Canada IGA. However, the FATCA rules, and in particular the rules governing foreign passthru payments, have not yet been fully developed, so the future application of FATCA to the Issuer and the holders of notes is uncertain. Noteholders may be required to provide certain information to the Bank or other payors in order (i) for holders to avoid FATCA withholding from payments on the notes, (ii) for the Bank to avoid the imposition of a FATCA withholding tax on payments to it, or (iii) for the Issuer to comply with the rules under FATCA (including laws implementing an IGA thereunder). If a holder (including an intermediary) fails to provide the Issuer, or any other agent of the Bank with any correct, complete and accurate information that may be required for the Issuer to comply with FATCA and/or to prevent the imposition of FATCA withholding tax, the Issuer may withhold amounts otherwise distributable to the holder.

The requirements of the US-Canada IGA have been implemented through amendments to the Canadian Income Tax Act and the enactment of the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (the “US-Canada IGA Implementation Act”). Under the provisions of the US-Canada IGA Implementation Act, CIBC is required to determine whether financial accounts are held by U.S. persons and must report information on certain accounts owned or controlled by U.S. taxpayers, directly to the Canada Revenue Agency (the “CRA”). CIBC may be required to collect information from holders of notes (other than notes that are regularly traded on an established securities market for purposes of the IGA), including such holders’ status as “Specified U.S. Persons” (as defined in the IGA) and report information regarding such holders’ investment in the notes to the CRA.

No additional amounts will be paid in respect of any U.S. tax withheld under the FATCA rules from payments on the notes. Potential investors should consult their tax advisers regarding the implications of the FATCA rules for their investment in notes, including the implications resulting from the status under these rules of each financial intermediary through which they hold notes.

While the notes are in global form and held within a clearing system, it is expected that FATCA will not affect the amount of any payments made under, or in respect of, the notes by the Bank, any paying agent or the depositary, given that each of the entities in the payment chain beginning with the Issuer and ending with the relevant clearing system is a major financial institution whose business is dependent on compliance with FATCA and that any alternative approach introduced under an intergovernmental agreement will be unlikely to affect the notes. However, FATCA may affect payments made to custodians or intermediaries in the subsequent payment chain leading to the ultimate investor if any such custodian or intermediary generally is unable to receive payments free of FATCA withholding. It also may affect payment to any ultimate investor that is a financial institution that is not entitled to receive payments free of withholding under FATCA, or an ultimate investor that fails to provide its broker (or other custodian or intermediary from which it receives payment) with any information, forms, other documentation or consents that may be necessary for the payments to be made free of FATCA withholding.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a security that is not a partnership or other entity treated as a partnership and is not a U.S. holder. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that the payment is not effectively connected with your conduct of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of the notes or their settlement at maturity may be subject to U.S. federal income tax if you are a nonresident alien individual and are present in the U.S. for 183 days or more during the taxable year of the settlement at maturity, sale or exchange and certain other conditions are satisfied.

If you are engaged in the conduct of a trade or business within the U.S. and if gain realized on the settlement at maturity, sale or exchange of the notes, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.), you generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if you were a U.S. holder as described under the heading “Tax Consequences to U.S. Holders,” above. In addition, non-U.S. holders that are foreign corporations, may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of their earnings and profits that are withdrawn from the U.S. for the taxable year that are effectively connected with their conduct of a trade or business in the U.S., subject to certain adjustments.

Notwithstanding the above, if we determine that there is a material risk that we will be required to withhold on any payments on the notes, we may withhold on any such payment to a non-U.S. holder at a 30% rate, unless such non-U.S. holder has provided to us (i) a valid IRS Form W-8ECI or (ii) a valid IRS Form W-8BEN or IRS Form W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding. We may nevertheless withhold up to 30% on any payments if there is any possible characterization of the payments that would not be exempt from withholding under a treaty even if a non-U.S. holder has provided us with a valid IRS Form W-8BEN or IRS Form W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding.

Section 871(m) of the Code and U.S. Treasury Regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (such equities and indices, “U.S. Underlying Equities”). Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined upon issuance, based on tests set forth in the applicable U.S. Treasury Regulations (a “Specified Security”).  Specifically, Section 871(m) will apply if, at issuance, a financial instrument either meets (i) a “delta” test, if it is a “simple” contract, or (ii) a “substantial equivalence” test, if it is a “complex” contract. Section 871(m) provides certain exceptions to this withholding regime, in particular exempt financial instruments issued prior to 2023 that are not “delta-one.”

A determination that the notes are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to U.S. underlying securities, you could be subject to withholding tax or income tax liability under Section 871(m) even if the notes are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.